Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

MULTI-CURRENCY PROCESSING AGREEMENT

THIS MULTI-CURRENCY PROCESSING AGREEMENT is made and entered into this 27th day of January 2010, by and among PLANET PAYMENT (HONG KONG) LTD , a Hong Kong company with its principal place of business at 21/F Asia Orient Tower, Town Place, 33 Lockhart Road, Wan Chai, Hong Kong, SAR (“Planet Payment”); and PLANET PAYMENT, INC, a Delaware corporation, with its principal place of business at 670 Long Beach Boulevard, Long Beach, NY 11561 (“PPI”) and NETWORK INTERNATIONAL, LLC, a United Arab Emirates company with its principal place of business at Burjuman Office Tower, P.O. Box 4487, Dubai United Arab Emirates (“Acquirer”).

Recitals of Fact

WHEREAS, Planet Payment provides certain credit and debit card processing and related services to acquirers, processors and their merchants including the Planet Payment Dynamic Currency Conversion, “Pay in Your Currency™” Program as described herein; and

WHEREAS, Acquirer is a principal member of Visa and MasterCard, which provides processing and related services for Merchants which accept, as a method of payment for goods and services, Visa, MasterCard and other credit and debit cards approved for acceptance by Acquirer; and

WHEREAS, Acquirer is desirous of participating in Planet Payment’s Program in accordance with the provisions of this Agreement, and working in conjunction with Planet Payment to offer the Program to Acquirer’s Merchants and to earn certain revenue derived in connection with the Merchants’ participation in the Program in the amount specified herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Planet Payment and Acquirer hereby agree as follows:

AGREEMENT

1.                                       DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

1

(a)                                  acceptance shall mean acceptance or deemed acceptance of the implementation of the Acquirer Program by Acquirer upon successful completion of the UAT and successful PP NI Multi-Currency Processing Agreement version 11 Final 01-21-10.doc 2 deployment of the Acquirer Program and related changes in the production environments of Planet Payment and Acquirer as determined in accordance with the procedures set forth in Appendix IV.

(b)                                 Account Security System shall mean Visa’s Card Information Security Protection or CISP program and Account Information Security or AIS program, the MasterCard Site Data Protection Program, including the Payment Card Industry Data Security Standards (“PCI”) and any analogous account information security program of any other Card Association whose Cards are included in the Program, as those account information security programs may be modified or replaced by the applicable Card Association from time to time.

(c)                                  Acquirer Merchant shall mean a Merchant introduced to Planet Payment by Acquirer for which Planet Payment is to process Transactions hereunder.

(d)                                 Acquirer Program shall mean Acquirer’s processing services as enhanced by Planet Payment in order for Acquirer to provide Dynamic Currency Conversion services to certain current and prospective Merchants pursuant to this Agreement.

(e)                                  Acquirer Revenue shall mean the amount of Gross FX Margin payable to Acquirer hereunder as set forth in Appendix V hereof.

(f)                                    Acquirer Settlement Amount shall mean the amount actually received by or on behalf of the Acquirer from the Card Association with respect to a Transaction ignoring any Interchange or fees charged by the Card Association in respect of that Transaction.

(g)                                 Agreement shall mean this Multi-Currency Processing Agreement, together with all schedules or exhibits annexed thereto and forming part thereof.

(h)                                 Approved Currency shall mean those foreign currencies for which the Program is available to Merchants, as set out in Schedule 1 to this Agreement, as amended from time to time and agreed to in advance by the parties.

(i)                                     Approved Quotation Standard shall mean the agreed source for quotation of currency conversion rates used by Planet Payment as the standard for conversion rates in the Program.  Unless otherwise advised, and agreed to in advance in writing by the parties, the currency conversion rates as announced or published daily by Visa and MasterCard in their Base II and VSS systems and GCMS systems, respectively, and in effect for the following banking day, shall be the Approved Quotation Standard for Visa Transactions and MasterCard Transactions, respectively.

2

(j)                                     Banking Day shall mean each day when banks in the Designated Territory shall be generally open for business.

(k)                                  BIN shall mean Bank Identification Number as defined by applicable Visa Rules.

(l)                                     Card shall mean a debit or credit card that is either a MasterCard Card or a Visa Card or another branded credit or debit card, which the parties may agree to include in the Program.

(m)                               Card Association shall mean MasterCard, Visa and any other organization that issues or authorizes the issuance of a Card.

(n)                                 Cardholder shall mean the authorized user of a Card.

(o)                                 Cardholder Settlement Amount shall mean the amount submitted for clearing and settlement to the applicable Card Association with respect to a Foreign Transaction, which shall be an amount equal to the Purchase Amount as converted into the Approved Currency in which the Cardholder’s Card is denominated, at the applicable rate set forth in the Approved Quotation Standard, plus the applicable Target Currency Conversion Margin.  The Cardholder Settlement Amount is the amount that should appear on a Cardholder’s billing statement with respect to a Foreign Transaction.

(p)                                 Chargeback shall mean a reversal of a debit or credit Transaction initiated by an issuer of a Card, as more specifically defined and set out in the Rules.

(q)                                 Confidential Information shall have the meaning set forth in the Terms & Conditions for DCC Processing, which is annexed hereto as Schedule 2.

(r)                                    Credit shall mean a transaction that results in a positive adjustment to a Cardholder’s account, initiated by a Merchant.

(s)                                  DCC Program shall mean Planet Payment’s services for the provision of Dynamic Currency Conversion also known as “Pay in Your CurrencyTM” or “PYC”.

(t)                                    DCC Transaction shall mean a Transaction in which; (a) the Card presented for payment to a Merchant is denominated in an Approved Currency; (b) the Cardholder chooses to effect the Transaction in such Approved Currency; and (c) Acquirer acquires the Transaction pursuant to this Agreement under its license to acquire Transactions in the relevant Designated Territory, excluding such Transactions which the parties may agree shall be excluded from the Program (e.g. Transactions involving cards from particular issuers).

(u)                                 Designated Territory shall mean the United Arab Emirates and such other jurisdictions as the parties may agree in writing to include in this Agreement.

3

(v)                                 Domestic Processing shall mean those services to be provided by Planet Payment hereunder in relation to the authorization, clearing, settlement and reporting of Transactions (including Foreign Transactions), which do not involve the conversion of any Transaction Currency.

(w)                               Domestic Transaction shall mean a Transaction initiated using a Card that is denominated in the Merchant’s Local Currency, as well as a Transaction initiated using a Card issued in the same Designated Territory as the Merchant location at which the Transaction occurs.

(x)                                   Dynamic Currency Conversion or “DCC” shall mean the conversion at the Point of Sale of the currency in which goods or services are priced into a different billing currency, as agreed upon by the Cardholder and Merchant, in accordance with applicable Card Association Rules, as well as (if and to the extent permitted by the applicable Rules) such conversion of any cash disbursed by the Merchant at the Point of Sale, all as agreed upon by the Cardholder and Merchant.

(y)                                 Foreign Transaction shall mean a DCC Transaction.

(z)                                   Gross FX Margin shall mean with respect to any Foreign Transaction, the amount by which the Acquirer Settlement Amount differs from the Purchase Amount of that Foreign Transaction PROVIDED THAT if the Acquirer Settlement Amount is denominated in a different currency to the Merchant’s Local Currency, then for the purpose of calculating the Gross FX Margin, the Purchase Amount shall mean the amount of a Foreign Transaction converted into the currency in which the Acquirer Settlement Amount is denominated, using the currency conversion rate announced or published by the Approved Quotation Standard that is applicable on the Transaction date.

(aa)                            ICA shall mean Interbank Card Association number as defined by MasterCard Rules.

(bb)                          Implementation shall mean the date on which a Foreign Transaction is first authorized and cleared under the Acquirer Program for any Merchant, other than purely for the purposes of system testing.

(cc)                            Interchange shall mean the charges levied by Visa or MasterCard for the processing of interchange transactions, as more fully described in the Rules.

(dd)                          Interchange Differential shall have the meaning ascribed to it in paragraph 9 of Appendix V.

(ee)                            IP shall mean: (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) inventions, discoveries, ideas, processes, formulae, methods, schematics, intellectual property, know-how, computer software programs (including, without limitation, source code, operating systems,

4

applications, documentation, specifications, files, and other materials related thereto), published and unpublished works of authorship, data and databases, (iii) other tangible or intangible proprietary or confidential information and materials, and (iv) all applications for or registrations of any of the foregoing and all rights in or to any of the foregoing including, without limitation, under licenses or other arrangements with other persons.

(ff)                                MasterCard Card shall mean a Card issued by a financial institution under the service marks of MasterCard.

(gg)                          MasterCard shall mean MasterCard, Incorporated (a Delaware corporation).

(hh)                          Merchant shall mean an entity that is permitted to accept Cards as a means of payment for goods and services in connection with the sales of such goods and services, and where applicable to disburse cash in connection with the sales of such goods and services, in accordance with the applicable Rules.

(ii)                                  Merchant Accounting System or “MAS” shall mean a processing system incorporating methodologies to make a financial record of Transactions as between a Merchant, Acquirer and a Card Association; calculate and effect settlement of payments, costs, losses and adjustments with respect to Transactions; prepare statements concerning payments, costs, losses and adjustments with respect to Transactions; and such other features related to the reconciliation, reporting and settlement of Transactions as may be required by the party operating such processing system.

(jj)                                  Merchant Compensation shall mean the amount (if any) payable by Acquirer to a Merchant participating in the Acquirer Program in respect of a Foreign Transaction processed on behalf of such Merchant.

(kk)                            Merchant’s Local Currency shall mean United Arab Emirates Dirham (AED).

(ll)                                  Merchant Settlement Amount shall mean the amount payable to a Merchant in respect of a Transaction pursuant to the merchant services agreement between the Merchant and Acquirer, plus an amount equal to the amounts deducted by the Acquirer pursuant to the merchant services agreement, for the processing of such Transaction as reported to Acquirer by Planet Payment pursuant to this Agreement.  (Which amounts deducted shall include for this purpose all Interchange and assessments charged by the Card Association, with respect to such Transaction, whether or not separately billed to the Merchant).  The Merchant Settlement Amount will equal the Purchase Amount in a Foreign Transaction.

(mm)                      Multi-Currency Processing shall mean the processing of Foreign Transactions.

5

(nn)                          Net FX Margin shall mean the balance of the Gross FX Margin after deduction of the Merchant Compensation payable in respect of the relevant Foreign Transaction.

(oo)                          Non-Approved Currency Transaction shall mean a Transaction in which the Card presented for payment is denominated in a currency that is not an Approved Currency.

(pp)                          Opt Out Transaction shall mean a Transaction that is eligible to be processed as a DCC Transaction but where the Cardholder does not choose to complete the Transaction in the currency of the Card.  Opt Out Transactions are effected in the Merchant’s Local Currency.

(qq)                          Person shall mean any individual or entity other than a Party.  “Person” is sometimes used in the phrase “third Person”; that phrase has the same meaning as “Person”.

(rr)                                Planet Payment MAS shall mean Planet Payment’s Merchant Accounting System.

(ss)                            Planet Payment Platform shall mean the processes, procedures, computer software, hardware and related equipment, including the Planet Payment MAS, software and systems, used to receive, route, process, clear, account, convert, manage and store data relating to single or multi-currency Card Transactions pursuant to the terms and conditions as contained herein, including Planet Payment’s Multi-Currency Processing technology, provided, operated or maintained by Planet Payment directly or by third parties under contract with Planet Payment.

(tt)                                Planet Payment Processing Services shall mean the authorization, clearing and settlement processes to be effected by Planet Payment for purposes of this Agreement, with respect to Transactions presented to Planet Payment by Acquirer.  Authorization and clearing will occur through, or by means of the BINs and/or ICAs owned by or assigned to Acquirer, pursuant to this Agreement.

(uu)                          Planet Payment Revenue shall mean the amount of Gross FX Margin and other fees payable to Planet Payment hereunder or as set forth in Appendix V hereof.

(vv)                          Point-of Sale or POS shall mean the Merchant’s system, or device for dealing with Cardholders and effecting Transactions, including but not limited to a Card terminal, integrated sales system, interfaced property management solution, or Internet website interface.

(ww)                      Presentment Gain shall mean a Settlement Gain created in a Foreign Transaction not presented to Planet Payment in a timely manner as prescribed in Appendix V.

(xx)                              Presentment Loss shall mean a Settlement Loss created in a Foreign Transaction not presented to Planet Payment in a timely manner as prescribed in Appendix V.

6

(yy)                          Processing Fees shall mean the fees payable by Acquirer to Planet Payment for provision of the Planet Payment Processing Services, as set forth in Appendix V.

(zz)                              Program shall mean Planet Payment’s services to acquirers, Merchants and VAR’s to enable them to offer Dynamic Currency Conversion (PYC) to their respective customers.

(aaa)                      Program Specification shall mean the description of the technical elements of the DCC Program and the specific services to be provided to Acquirer by Planet Payment hereunder, set forth in the document, which is annexed hereto in Appendix I.

(bbb)                   Purchase Amount shall mean the amount of a Transaction denominated in the currency in which the Merchant prices its goods and services for sale, or (if permitted by the applicable Rules) disburses cash, at the particular location in which the Transaction occurred, in all such cases prior to any conversion under the Program.

(ccc)                      Revenue Share shall mean the parties’ respective entitlements to receive a portion of the Gross FX Margin earned on Foreign Transactions processed hereunder.

(ddd)                   Rules shall mean the bylaws, rules, regulations and procedures imposed by a Card Association, as they may be amended or supplemented from time to time.

(eee)                      Settlement Gain shall mean the amount by which the Gross FX Margin exceeds the Target FX Margin.

(fff)                            Settlement Loss shall mean the amount by which the Target FX Margin exceeds the Gross FX Margin.

(ggg)                   Strategic Merchant shall mean an Acquirer Merchant having Foreign Transaction processing volumes of a size which warrant the negotiation of Merchant Compensation in excess of the (1%) limit set forth in paragraph 2 of Appendix V.

(hhh)                   Target Currency Conversion Margin shall mean the percentage margin to be added to the currency conversion rate obtained from the Approved Quotation Standard, which is to be applied to any particular Foreign Transaction as determined by the Acquirer and applied by Planet Payment.  Unless otherwise agreed by the parties, the Target Currency Conversion Margin shall be 3.2% of the Purchase Amount for Foreign Transactions.

(iii)                               Target FX Margin shall mean the Purchase Amount multiplied by the Target Currency Conversion Margin.

(jjj)                               Term shall have the meaning set out in Section 8.1 hereof.

(kkk)                      Timing Chart shall have the meaning set out in Appendix II.

7

(lll)                               Transaction shall mean the purchase, or return for refund, by a Cardholder of goods or services at a Merchant by use of a Card, or a cash disbursement with such purchase (if and to the extent permitted by the Rules) by use of a Card.

(mmm)             UAT shall mean the user acceptance testing of the implementation of the Acquirer Program to be conducted by the parties in accordance with Appendix IV hereof.

(nnn)                   VAR shall mean a value added reseller, including any e-commerce payment gateway service provider, or point of sale provider, that, subject to prior approval from Acquirer, facilitates the authorization or clearing of Transactions for the purposes of the Program, and with which Planet Payment contracts or makes arrangements to provide the Planet Payment Program to certain Merchants.

(ooo)                   Visa shall mean Visa, Inc. (a Delaware corporation) and its subsidiaries and Visa Europe (a membership association).

(ppp)                   Visa Card shall mean a Card that has been issued by a financial institution under the service marks of Visa.

The terms defined in this Section 1 have the correlative meanings when used in the singular or plural, as the context requires or implies.  References in this Agreement to articles, sections, subsections and schedules are to articles, sections, subsections and schedules of this Agreement unless specifically stated otherwise. Other defined terms applicable to this Agreement appear in the schedules.

2.                                       OVERVIEW OF THE PROGRAM

2.1                                 Description of the Program.  The Program enables processors, acquirers and Merchants to process Transactions in multiple currencies, in order to enable Merchants to offer and sell goods and services to Cardholders in the currency which they select, thereby improving the customer experience and helping Merchants sell more. The Program comprises Dynamic Currency Conversion also known as Pay in Your Currency. Using Dynamic Currency Conversion, the Merchant prices its goods and services in its local currency (e.g. AED) and after a Cardholder has made the decision to purchase and presents his Card for payment, the systems in use under the Program determine if the Card is eligible for DCC. The Cardholder is then presented with the option at the Point of Sale, to complete the Transaction in the Currency, in which the Card is denominated (e.g. Euro) and is shown the conversion rate and Transaction amount in both currencies (e.g. AED and Euro) in order to assist him in making a decision. If the Cardholder “opts in” and decides to complete the Transaction in the currency of the Card, the Transaction is authorized and submitted to the Card Associations for clearing and settlement in the currency of the Card (e.g. Euro). However, upon settlement by the Card Association to the Acquirer, the Transaction is converted back into the Acquirer’s settlement currency (e.g. USD), so that the Acquirer can pay the Merchant what it expected to get paid, i.e. the original price of its goods and services, in its local currency (less of course the Acquirer’s and Card Associations’ usual processing fees). The Cardholder is billed the exact amount, in his local currency, as shown on the receipt that he signed (or accepted electronically) at the Merchant.

8

2.2                                 Provision of the Program and Rollout.  Planet Payment hereby agrees to implement the Acquirer Program and make the Acquirer Program available to Acquirer in the Designated Territory during the Term of this Agreement (following Acceptance), for use in connection with the Foreign Transactions of Merchants that have agreed in writing to participate in the Program. Attached hereto as Appendix III is the current draft of the joint implementation plan (the “Project Plan”), which identifies the detailed tasks necessary for the initial implementation of the Acquirer Program for Acquirer. The parties agree that they will use reasonable, commercial efforts to implement the Project Plan on a timely basis, in accordance with the timescales set forth therein. The parties agree that except as expressly set forth herein, each party shall bear its own internal costs incurred in connection with performing the various tasks required to be performed for the purposes of the implementation of the Acquirer Program in accordance with the Project Plan. The parties acknowledge that the Acquirer Program will be implemented and rolled out in different phases, having regard to various technical and regulatory requirements and with a view to adding to the functionality and breadth of services offered over time, based on the applicable business case or cases. The Project Plan is intended to address the first phase and additional project plans and updated project plans will be prepared for the various phases of the roll out of the Program. The Project Plan may be amended by agreement of the parties from time to time.

2.3                                 Identification of Transactions in Approved Currencies.  Transactions involving Approved Currencies will be identified as eligible for processing as a Foreign Transaction at both the time of authorization and capture and prior to submission to the applicable Card Association for either authorization or capture, by one of the following methods: (a) at Planet Payment’s Platform; or (b) by a VAR certified by Planet Payment to the Program; or (c) by the Merchant by means of a Point-of-Sale modified to support the Program. Specifically, the Acquirer Merchant will swipe the Cardholder’s Card (or key in the Card number) on a POS terminal that is enabled with software to allow for the processing of Foreign Transactions. The POS terminal application determines whether the Transaction is a Domestic Transaction. All Transactions other than Domestic Transactions will initially be routed to Planet Payment via the existing network infrastructure, communications links, and interfaces owned by Acquirer and in mutually agreed formats. Domestic Transactions will not be routed to Planet Payment, but instead will be routed by the POS terminals via the Acquirer’s existing network to the Acquirer, and all such Domestic PP NI Multi-Currency Processing Agreement version 11 Final 01-21-10.doc 9 Transactions shall be authorized, cleared and settled by Acquirer (or a third person).

2.4                                 Processing of Non-Approved Currency Transactions.  Planet Payment will identify all Transactions routed to it by the Acquirer from Merchants’ POS terminals as either eligible for processing as a Foreign Transaction, or not (i.e., Non-Approved Currency Transactions). If Planet Payment determines that a Transaction is a Non-Approved Currency Transaction, prior to submission to the applicable Card Association for authorization, it shall either:

(a)                                  process such Non-Approved Currency Transaction pursuant to Section 3.5.1; or.

9

(b)                                 return a message indicating a Non-Approved Currency Transaction to the Acquirer, following which such Transaction shall be authorized, cleared, and settled by Acquirer as a Domestic Transaction;

3.                                       ROLES & RESPONSIBILITIES OF PLANET PAYMENT

3.1                                 Provision of the Services.  Following completion of UAT with respect to all of the initial implementation work to be undertaken by Planet Payment hereunder, and boarding of the initial Acquirer’s Merchants, Planet Payment shall with effect from the live date agreed to by the parties, for the duration of the Term of this Agreement, provide the Planet Payment Processing Services in the Designated Territory for the authorization, clearing and settlement of Transactions using the Cards which are agreed to by the parties, from time to time, in accordance with this Agreement, the applicable Rules, the Program Specifications and other Program documentation, from time to time agreed to by the parties.  Unless modified by written agreement of the parties and subject to further detail on Transaction processing procedures which is set forth in the Program Specifications, Planet Payment Processing Services and the Program will be undertaken for Transactions of Acquirer, as set forth in this Section 3 as follows.

3.2                                 Currency Conversion and Margin.  All Transactions received by Planet Payment involving Cards which are denominated in Approved Currencies will be converted by Planet Payment to the Approved Currency in which the particular Card is denominated at the conversion rate announced or published by the Approved Quotation Standard for the Approved Currency applicable on the date of the Transaction together with the applicable Target Currency Conversion Margin. The Cardholder Settlement Amount, along with the currency exchange rate used to calculate it, shall then be communicated by Planet Payment back to Acquirer for communication to the Merchant’s POS for communication to the Cardholder in accordance with the Rules applicable to DCC. If the Cardholder does not choose to complete the Transaction in the Approved Currency of the Card, the Transaction becomes an Opt Out Transaction and either:

(a)                                  Planet Payment shall process such Opt Out Transaction pursuant to Section 3.5.1.; or

(b)                                 Acquirer shall authorize, clear, and settle such Opt-Out Transaction.

3.3                                 Reconciliation and Reporting.  Planet Payment, through its Merchant Accounting System, will reconcile all Foreign Transactions and perform all Program revenue calculations and calculate and track any Dynamic Currency Conversion mark-up and DCC Transaction currency exchange gain or loss.  Planet Payment will generate electronic reporting to substantiate all Program revenue calculations, DCC Transaction currency exchange gain/loss, and any miscellaneous fee billings or revenue sharing associated with the Program, as related to sales, Credits, chargebacks and adjustments. Planet Payment will provide Acquirer with payment information files (in the format agreed by the parties, as set forth in the Program Specifications), to enable the Acquirer to distribute the Acquirer Settlement Amount as required. Planet Payment will provide designated Acquirer staff with necessary access to the Planet Payment Merchant Accounting System data which is stored in the Planet Payment MAS via a secure and Account Security System compliant web interface (known as P-Web), in a mutually agreeable manner and

10

scope, which can be modified as agreed by the parties from time to time. Planet Payment’s reporting obligations under this section shall be carried out in accordance with the standard reporting requirements under the Program and as otherwise agreed with Acquirer.

3.4                                 Point of Sale Including Terminal Support.  To participate in the Program, a Merchant must utilize a Point of Sale device that has been modified to support the Acquirer Program in accordance with the Acquirer Program specifications and the Card Association Rules, such POS to use APACS40, or such other message format as may in the future be mutually agreed by the parties to be used for the Acquirer Program. Planet Payment shall facilitate the modification of certain POS applications as agreed with Acquirer from time to time, by providing those POS manufacturers designated by the Acquirer with specifications for such modifications and by providing commercially reasonable assistance to such POS manufacturers in making such modifications. Acquirer agrees to provide reasonable assistance to Planet Payment in securing the participation of the POS manufacturers to perform the necessary modifications, including but not limited to initiating contact with the POS manufacturers and requesting that these entities cooperate with Planet Payment to effect the necessary technical modifications to their POS applications. Planet Payment shall, in conjunction with Acquirer, undertake testing of such POS applications and certification thereof to the Planet Payment Platform, with such POS manufacturers. For the purposes of the launch of the Acquirer Program, the parties have agreed to use the Verifone VX670 GPRS terminal and the Acquirer Program could be later on extended to the Verifone dial-up POS terminal. In addition the parties shall mutually identify terminal manufacturers, POS providers or other VARs which provide system or gateway interfaces, for which the parties mutually agree a reasonable business case exists to support the Acquirer Program, in order to enable the Acquirer Program to be offered to additional Merchants. Such business case shall take into account the costs of modification and implementation of such third parties’ applications or systems and their integration to the Planet Payment Platform, the time required for such modification and implementation and the likely Foreign Transaction volume that will be attained as a result, that would not otherwise be accessible to the parties by other means already supported under the Acquirer Program. The third party costs chargeable by such terminal manufacturers, POS providers or other VARs in connection with the modification, implementation, testing and certification of their respective POS applications, or other systems or interfaces for the purposes of supporting the Acquirer Program, (as well as Planet Payment’s own costs in connection therewith) shall be borne by Planet Payment, in accordance with paragraph 14 of Appendix V. Acquirer shall not be responsible for any such costs.

3.5                                 Other Processing Services

3.5.1                        Planet Payment shall provide Domestic Processing services in relation to the following Transactions received by the Planet Payment Platform, on behalf of Acquirer Merchants who participate in the Acquirer Program, in accordance with the applicable Rules and the Specifications:

(a)                                  Opt-out Transactions; and

(b)                                 Non-Approved Currency Transactions

11

in each case for Acquirer Merchants who operate in the lodging and hospitality and food and beverage industry sectors, but not for Merchants operating in other industry sectors. The fees for such Domestic Processing Services shall be waived. The parties may from time to time change the Transactions to which this Section applies by mutual agreement.

3.5.2                        If both parties agree, Planet Payment may provide support for integrated transaction processing from certain payment systems providers certified or to be certified by Planet Payment, such that the particular payment systems provider will transmit to Planet Payment certain Transactions including Visa, MasterCard and other Card types, which Planet Payment will process to the applicable Card Association, as agreed between the parties, for the implementation and processing fees set forth in Appendix V, or as otherwise agreed to by the parties.

3.5.3                        In addition to the above Services, Acquirer may in the future, from time to time request Planet Payment to provide additional services, which Planet Payment may agree or decline to provide in its sole discretion, at a cost to be agreed to by the parties. For the avoidance of doubt any change or enhancement requested by Acquirer, which is not covered by or in accordance with the Program Specifications and which requires Planet Payment to undertake any development with respect to the Planet Payment Platform, shall be a request for an additional service under this section.

3.6                                 Platform & Communication Infrastructure.  Planet Payment will make such modifications to the Planet Payment Platform as are necessary for it to provide the services hereunder in accordance with the Program Specifications. Planet Payment shall be responsible for establishing and maintaining at its sole cost all necessary telecommunications links and network interfaces between Acquirer’s data center in the Designated Territory and the Planet Payment Platform, in accordance with the network diagrams and specifications agreed between the parties from time to time. Planet Payment shall bear the cost of additional router equipment required to be installed by Acquirer at its data center for the exclusive purposes of transmitting data to the Planet Payment Platform under the Acquirer Program and such cost shall be mutually agreed between the parties before the equipment is ordered.

3.7                                 Planet Payment’s Authorization Host.  Acquirer and certain VARS will utilize the Planet Payment Platform in order to facilitate the authorization of Transactions of Acquirer Merchants and to route such Transactions to Planet Payment for settlement. It is understood that the Planet Payment’s authorization host is a component of the Planet Payment Platform and, as such, the software, technology and processes comprising the Planet Payment authorization host are proprietary to Planet Payment.  Acquirer acknowledges and agrees that for back-up or redundancy purposes their traffic may be moved to different Planet Payment sites for authorizations or clearing in accordance with the Service Level Agreement detailed in Appendix II. Planet Payment acknowledges and agrees that all sites and Transaction rerouting must be operated in accordance with the applicable Account Security System and the Service Level Agreement detailed in Appendix II. Planet Payment agrees that all communication costs incurred in such rerouting shall be borne by Planet Payment.

12

3.8                                 Planet Payment Merchant Accounting System.  Acquirer and certain VARS will utilize the Planet Payment Merchant Accounting System in order to facilitate the clearing, settlement, reconciliation and reporting of Transactions of Acquirer Merchants processed hereunder. It is understood that the Planet Payment Merchant Accounting System is a component of the Planet Payment Platform and, as such, the software, technology and processes comprising the Planet Payment Merchant Accounting System are proprietary to Planet Payment.

3.9                                 Authorization.  The Planet Payment Platform will submit for authorization each Foreign Transaction and each Transaction to be processed pursuant to Section 3.5.1, which is received by Planet Payment’s Platform to the applicable Card Association to complete authorization utilizing the applicable BIN or ICA, in the manner provided herein. All Foreign Transactions and Transactions which are eligible to be processed as Foreign Transactions shall be submitted in the Cardholder Settlement Amount and all other Transactions shall be submitted in the Purchase Amount in Merchant’s Local Currency, or if agreed by Acquirer converted to US Dollars at the conversion rate announced or published by the Approved Quotation Standard.

3.10                           Clearing of Transactions.  The Planet Payment Platform will prepare the Transactions received by Planet Payment’s authorization host prior to the agreed daily cut off time for clearing to the appropriate Card Association through Planet Payment’s end points. All Transactions received by Planet Payment’s authorization host will be cleared to the appropriate Card Association utilizing the appropriate BIN and ICA, in the manner provided herein. The Acquirer Merchant will not initiate batch close on POS and POS will not forward transaction batches to the Planet Payment Platform.

3.11                           Payment to Merchant.  Planet Payment will provide to Acquirer payment information files on each calendar day for all Transactions authorized and cleared through Planet Payment Platform in accordance with the Timing Chart attached to Appendix II including the Merchant Settlement Amount for each Transaction in the Merchant’s Local Currency.

3.12                           Settlement of Transactions.  Once the Transaction has been cleared to the issuer of the Card, the Card Association will settle the Transaction by funding the Acquirer’s account associated with the BIN/ICA, which is established for Transactions processed by the Planet Payment Platform in the Designated Territory, in the Acquirer Settlement Amount. The Acquirer Settlement Amount may differ from the amount submitted to the Card Association for authorization, due to exchange rate fluctuations between the time of authorization and the time of settlement. Such fluctuation creates a Settlement Gain or Settlement Loss, which will initially be borne by Planet Payment and otherwise as set forth in paragraph 6 of Appendix V.

3.13                           Retrieval Requests.  In the case of a retrieval request, Planet Payment will receive the information from the applicable Card Association. Planet Payment will provide such information to Acquirer within 24 hours after receipt thereof from the relevant Card Association in the daily chargeback and retrieval report via PWEB.

3.14                           Chargebacks.  In the case of a Chargeback, Planet Payment will receive Chargeback data from the applicable Card Association. Planet Payment will provide such information to Acquirer within 24 hours after receipt thereof from the relevant Card Association,

13

in the daily chargeback and retrieval report via PWEB. The chargeback and retrieval report shall include the amount of the chargeback in the currency as reported by the relevant Card Association but other Planet Payment reports shall include the Cardholder Settlement Amount, the Acquirer Settlement Amount and the Merchant Settlement Amount relating to the original Transaction. All representments shall be submitted in accordance with Card Association procedures and the Rules. Acquirer may charge the Acquirer Merchant for the Chargeback via Planet Payment’s PWEB system or through any other method elected by Acquirer. Planet Payment will process any such adjustment received from Acquirer through the payment information file.

3.15                           Re-presentments.  If Acquirer chooses to re-present the Chargeback, it may use Planet Payment’s re-presentment interface. Acquirer can choose whether or not to fund the Acquirer Merchant. Planet Payment will submit the re-presented sales (or credits) in the outgoing files to the respective Card Association and identify them in the processing and settlement reporting. Planet Payment will provide a report on re-presented transactions to Acquirer. Planet Payment will submit re-presentment Transactions within 24 hours of receipt from the Acquirer. Planet Payment will report cleared and settled representments as part of its reconciliation reporting.

3.16                           Reconciliation.  To account for all Transactions processed by Planet Payment and to ensure accurate funding to Acquirer Merchants, Planet Payment, and Acquirer, Planet Payment shall provide to Acquirer the reconciliation information suitable to balance and reconcile the Visa BIN and MasterCard ICA settlement on each Banking Day, in accordance with the Specifications. Reporting of Transactions processed by Planet Payment shall be provided, in accordance with Section 3.3.

3.17                           Training.  Planet Payment shall provide training to Acquirer’s operational, sales, risk, chargeback and business management personnel with respect to the operation of the Acquirer Program and the use of the system, reporting and reconciliation tools provided by Planet Payment. The purpose of such training will be to “train the trainers” ie training of a sufficient number of senior staff who can then train other personnel within Acquirer as well as Acquirer’s Merchants. The schedule of pre- and post Implementation training shall be documented in a training plan which will be incorporated in the overall Project Plan. All training shall be provided by suitably experienced and qualified personnel in the English language and any translation required shall be provided by Acquirer.

4.                                       Roles & Responsibilities of Acquirer

4.1                                 BINS and ICAs.  Acquirer will arrange to make available certain BINs and ICAs, as may be agreed from time to time by Acquirer and Planet Payment. Planet Payment agrees that such BINs and ICAs shall be used exclusively for the benefit of the Acquirer and for the purposes of this Agreement.

4.2                                 Platform & Communications Infrastructure.  Acquirer shall be responsible for establishing and maintaining at its sole cost existing telecommunications links and network

14

interfaces between Acquirer Merchant POS devices and Acquirer’s data center. Communication with the Planet Payment Platform shall be in accordance with Section 3.6.

4.3                                 Transmission to Planet Payment.  All Transactions of Acquirer Merchants which it is agreed that Planet Payment will process, shall be transmitted by the Acquirer, or a VAR (on behalf of the Acquirer Merchant or Acquirer), to the Planet Payment Platform, in mutually agreed formats. Such VAR shall be responsible for transmission of data and documents to the Planet Payment Platform for processing hereunder and Planet Payment shall not be responsible for any losses resulting from transmission or other failures, as a result of data not being received, or as a result of data being received in corrupted form or incorrect format by the Planet Payment Platform. Specific Transactions of Acquirer Merchants which are independently processed by a VAR without involvement of Acquirer such as ecommerce payment gateway transactions and which it is agreed that Planet Payment will process, shall be transmitted by VAR (on behalf of the Acquirer Merchant or Acquirer) to the Planet Payment Platform in mutually agreed formats.

4.4                                 Acquirer shall be solely responsible for the handling of all funds arising out of Transactions processed under the Program, including payment of all net proceeds thereof to Acquirer Merchants and the collection of all fees, refunds and chargebacks from Acquirer Merchants. All necessary conversion of funds received by Acquirer from the Card Associations from the Settlement currency to Merchant’s local currency shall be undertaken by Acquirer.

4.5 Acquirer shall pay to Planet Payment all Planet Payment Revenue and any other amounts due to Planet Payment hereunder, in accordance with the provisions of Appendix V annexed hereto.

5.                                       MARKETING AND SALES PROCESS

5.1                                 Market Positioning.

(a)                                  Acquirer shall make the Acquirer Program generally available to the Acquirer Merchants in the Designated Territory throughout the Term. Attached hereto as Appendix VI is an initial sales and marketing plan for launching the Acquirer Program in the Designated Territory, including specific target Merchants which Acquirer agrees it will approach in order to specifically offer the Acquirer Program pursuant to this Agreement, in preference to any other DCC program in which Acquirer may participate.  Acquirer shall use commercially reasonable efforts to execute the sales and marketing plan and to have such target Merchants agree to use the Acquirer Program.

(b)                                 Acquirer may market the Program as being available to Merchants by virtue of such Merchant’s relationship with Acquirer; Planet Payment hereby grants Acquirer license to use its name, trademarks and logos solely in connection with the Acquirer Program during the Term.

5.2                                 Marketing Support.  Planet Payment will provide such marketing support as Acquirer may reasonably require in connection with marketing the Acquirer Program to Merchants, including but not limited to:

15

(a)                                  The participation of Planet Payment personnel at meetings (if available) or conference calls with Merchants;

(b)                                 Assistance in the creation of collateral materials;

(c)                                  Assistance in the drafting of contractual agreements and addenda for Acquirers;

(d)                                 Assistance in training Merchants in the use of Planet Payment’s systems and reports, which will be made available to them under the Acquirer Program and the operation of the Acquirer Program, including but not limited to use of Planet Payment’s MWEB on-line reporting system and providing suitable training materials.

5.3                                 Contractual Requirements for Merchants.  In order to participate in the Acquirer Program, Merchants shall be required to enter into an addendum to Acquirer’s existing Merchant Services Agreement. The form and substance of such addendum will be created as part of the Marketing Plan.

5.4                                 Negotiations with Merchants.  Planet Payment agrees that it will not during the Term of this Agreement or any extension thereof negotiate directly with any Acquirer Merchants in the Designated Territory, with respect to the pricing of any services offered or to be offered under the Acquirer Program, except to the extent that such discussions are undertaken in conjunction with or at the request of Acquirer personnel. Acquirer acknowledges that Planet Payment works with certain multi-national Merchants outside of the Designated Territory, which may also be Acquirer Merchants and also undertakes general marketing and sales on a global basis. Any discussions that Planet Payment personnel may have with any multi-national merchant outside of the Designated Territory and any marketing and sales conducted on a general basis, which would otherwise conflict with the first sentence of this Section shall not be a breach of this Section for any purpose.

6.                                       Non Solicitation

6.1                                 Once an Acquirer Merchant has commenced participation in the Acquirer Program, Acquirer agrees that, during the term of this Agreement, it will not solicit such Merchant to use the services of another DCC provider, including (if applicable) the DCC services of Acquirer and its Affiliates.  Notwithstanding anything contained in the foregoing, Acquirer shall have the right to support an Acquirer Merchant referred to above with another DCC provider if such Acquirer Merchant specifically otherwise requests such other DCC provider because of services or functionality that Planet Payment is unable to provide.

6.2                                 Once an Acquirer Merchant has commenced participation in the Acquirer Program, Planet Payment agrees that, during the term of this Agreement, it will not solicit such Merchant to use the services of another acquiring bank in the Designated Territory. Notwithstanding anything contained in the foregoing, Planet Payment shall have the right to support an Acquirer Merchant which otherwise moves to another acquiring bank.

16

6.3                                 Planet Payment hereby agrees that it will not for a period of one year after Acceptance support the transmission of Transactions originating at Merchant POS locations in the Designated Territory via the Micros Systems, Inc. payment gateway, other than pursuant to the Acquirer Program.

7.                                       MUTUAL REPRESENTATIONS AND COVENANTS

7.1                                 Mutual Representations and Covenants. Each party represents, warrants and covenants to and with the other party:

(a)                                  Due Execution and Corporate Authority. The party’s execution, delivery and performance of this Agreement: (i) have been authorized by all necessary corporate action, (ii) do not violate the terms of any law, regulation, or court order to which such party is subject or the terms of any material agreement to which the party or any of its assets may be subject and (iii) are not subject to the consent or approval of any third party. Each party has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof.  This Agreement is the valid and binding obligation of the representing party, enforceable against such party in accordance with its terms subject to all applicable bankruptcy and other laws affecting creditors’ rights generally and to principles of equity.

(b)                                 Services.  Each Party represents and warrants that the services provided to the other under this Agreement shall be provided by qualified and trained personnel and shall remain operative for the duration of this Agreement, and shall, during the term of this Agreement, meet the business procedures documentation and specifications and the technical documentation specifications for such services, which business procedures documentation and technical documentation and specifications shall not permit any material degrading of the operation, functionality, performance or quality of such services.

(c)                                  Processing and Handling.  Each party shall use commercially reasonable care in processing and handling all data supplied by, and in performing the services for the other.

7.2                                 WARRANTIES EXCLUSIVE.  THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.                                       TERM OF AGREEMENT & TERMINATION

8.1                                 Initial Term.  The Agreement is effective as of the date first written above (“Effective Date”) and will continue for an initial term (“Initial Term”) commencing on the Effective Date and expiring after [*]. Thereafter, this Agreement will automatically renew for successive [*] periods unless terminated by either party by notice to the other party not less than

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

[*] prior to the expiration of the term then in effect. Term shall mean the Initial Term and any extension or renewal thereof.

8.2                                 Mid-Term Review.  Prior to the end of [*] after Implementation the parties shall conduct a mid-term review, which may be commenced by either party upon service of notice. The midterm review shall be completed by the parties within 3 months after the date such notice is served. The parties shall cooperate with each other in undertaking the mid-term review and shall provide such assistance and information to the other as may reasonably be required. Each party shall bear their own costs of undertaking such mid-term review. The mid-term review shall include an assessment of the success of the Acquirer Program, from the financial point of view, as well as the customer service and efficiency points of view and a general review of prevailing market and competitive conditions. If in the reasonable opinion of either party, the mid-term review shows that there has been a material change in market conditions, either party may propose a change in the terms of this Agreement. If following such proposal the parties cannot agree (having negotiated in good faith for a minimum of 30 days) to the changes to the Agreement, which either party considers are desirable, then either party may terminate the Agreement at the expiration of the Initial Term by service of not less than 6 months notice to the others.

8.3                                 Material Breach.  Notwithstanding any term or provisions of this Agreement to the contrary, in the event of any material breach or default by either party in the performance of any duty or obligation under this Agreement, the other party may, at its option, by notice to the breaching party, terminate this Agreement if such default is not cured within (i) thirty (30) days of receipt of written notice thereof from the non-breaching party with respect to any material breach or default including breach of any payment obligation; or (ii) such shorter period of time as may be required by, or in order to remain in compliance with, the Rules or directives of any Card Association or banking regulatory agency or authority. With respect to the breach of any non-payment obligation, that reasonably requires more than 30 days to cure, the party seeking to terminate this Agreement must likewise first give the other written notice of the breach. The breaching party shall within 30 days after service of such notice either cure the breach, or deliver a remediation plan for curing the breach within 90 days. Provided that the breaching party commences and continues diligently to cure the particular breach in accordance with the plan so submitted, the non-breaching party shall not be entitled to terminate this Agreement. PROVIDED HOWEVER THAT, in the event that the breaching party fails to cure the breach in accordance with the remediation plan, the non-breaching party shall be entitled to serve not less than 5 days notice terminating this Agreement.

8.4                                 Notwithstanding any term or provisions of this Agreement to the contrary, either party shall be entitled to terminate this Agreement, upon 30 days notice after the occurrence of any of the following:

(a)                                  the commencement of proceedings in bankruptcy, or for reorganization of the other party, or for the readjustment of any of the debts of the other party under the applicable bankruptcy laws, as amended, or any part thereof, or under any other analogous laws in any jurisdiction, for the relief of debtors, now or hereafter existing, by either party or against either party, which is not dismissed within thirty (30) days;

18

(b)                                 the appointment of a receiver, trustee or custodian of the other party, or for any substantial assets of the other party, or the institution of proceedings for the dissolution or the full or partial liquidation of the other party, which is not dismissed within thirty (30) days;

(c)                                  the other party ceasing to conduct its business in the ordinary course.

8.5                                 If Acquirer is required by any governmental or regulatory authority to terminate this Agreement, Acquirer shall provide to Planet Payment written notice of such order. If the parties are unable to agree upon modifications to this Agreement that eliminate the relevant governmental or regulatory concerns or cure the violation or potential violation of such regulations or applicable law within thirty (30) days, Acquirer shall have the right to terminate this Agreement on not less than a ninety (90) days prior written notice, or such lesser period of time as may be required or necessary to avoid any violation or further violation of, any such banking regulations or applicable law.

8.6                                 In the event of termination of this Agreement pursuant to Section 8.3 or Section 8.4, by reason of the material breach of this Agreement or by other event of default hereunder the parties shall use reasonable commercial efforts to cooperate to make arrangements for the orderly continuation or transfer of services provided to Acquirer and Merchants hereunder.

8.7                                 In the event of termination of this Agreement by reason of non-renewal of the Term, pursuant to Sections 8.1 or 8.2 above the following provisions shall apply:

(a)                                  Planet Payment shall at the request of Acquirer continue to process Foreign Transactions, for Acquirer Merchants participating in the Program, notwithstanding termination of the Agreement for a period of up to 6 months after the termination date. All sections of this Agreement except for Sections 5 and 6 (Marketing &Non Solicitation) shall continue in full force and effect notwithstanding termination of the Agreement, for so long as any Transactions are being processed for Acquirer under the Program pursuant to this Agreement.

(b)                                 Notwithstanding Section 8.7(a) of this Agreement, Acquirer shall have no obligation to continue to market the Program after service of notice of non-renewal of the Term.

9.                                       REGULATORY AND NETWORK COMPLIANCE

9.1                                 Compliance with Applicable Law.  Subject to the further terms and conditions hereof, each party shall ensure that the services provided by them, respectively, hereunder shall at all times during the term of this Agreement conform to all applicable laws and regulations of the relevant jurisdiction in which their respective services are to be provided. Acquirer shall be responsible for ensuring, as between the parties, that the activities of Acquirer and Acquirer Merchants shall at all times conform to all applicable Rules, laws and regulations. Acquirer shall also be responsible for notifying Planet Payment of all applicable laws in the Designated Territory which relate to the Acquirer Program and which Planet Payment shall be required to comply with, or assist Acquirer in complying with.

19

9.2                                 Planet Payment Responsibility for Compliance with Rules and Laws.  Planet Payment shall be responsible for compliance with all applicable Rules, laws, regulations and ordinances related to the Planet Payment Processing Services, including making all compliance upgrades and other relevant upgrades to the Planet Payment Platform, which are necessary to comply with Card Association mandates. For the avoidance of doubt, Planet Payment’s indemnification under Section 9(f) of Schedule 2 shall apply to any breach by Planet Payment of its obligations under this Section 9.2, including any resulting Card Association fines and penalties; provided that Planet Payment shall not have any responsibility nor any liability to Acquirer, under any provisions of this Agreement, for:

(a)                                  the acts or omissions of any third party including but not limited to Acquirer, or any Acquirer Merchant, VAR, which VAR is sub-contracted by Acquirer or Acquirer Merchant, or Cardholder, which may be or result in any breach of such laws, regulations and ordinances, or the Rules, provided that Planet Payment shall be responsible for the acts, negligence or omissions of its employees, agents and sub-contractors, including and third party or VAR, which third party or VAR is sub-contracted by Planet Payment.

(b)                                 any acts or omissions, procedures or processes which are undertaken or omitted in accordance with any written agreement between the parties, or any written instructions given by Acquirer to Planet Payment in connection with the Program. Notwithstanding the above Planet Payment shall, promptly upon becoming aware that any such act, or omission, procedure or process is not in compliance with applicable law, regulations, ordinances and the Rules, take all such steps as may be required to ensure such compliance with respect to its own activities and services and shall notify Acquirer and other relevant third parties of any steps that Acquirer or such third parties may be required to take to ensure such compliance.

9.3                                 Acquirer Responsibility for Compliance with Rules. Acquirer shall be responsible for filing all paperwork for the purpose of registering Planet Payment and its affiliates as a third party processor of Acquirer in accordance with Card Association Rules, including all renewals of such registrations during the Term. Upon and following implementation of the Acquirer’s Program, Acquirer shall make all such filings as may be required by the Rules in relation to the Acquirer Program, based in part upon reporting to be provided by Planet Payment. Acquirer shall be responsible for making payment of all Card Association fees and charges in connection with the establishment, maintenance and operation of the Acquirer Program, subject only to Planet Payment’s indemnity under this Agreement with respect to any Card Association penalties, levied upon Acquirer arising out of any act or omission of Planet Payment

10.                                 DATA STORAGE

10.1                           Ownership of Data.  Any data furnished by or on behalf of Acquirer to Planet Payment pursuant to this Agreement and any results of processing Acquirer’s data or derived in any way from Acquirer’s data shall at all times remain the property of Acquirer. If upon the expiration of the Agreement Acquirer requires data stored by Planet Payment for archival purposes, Planet Payment shall at the request of the Acquirer, provide Acquirer with a copy of Acquirer’s data which Planet Payment has at such time, in such medium as the Acquirer may reasonably require.

20

10.2                           Data Retention.

(a)                                  Planet Payment is responsible for retention of all files, databases, backups, logs, and messages required to recreate all output interfaces and to re-execute all processing runs for a period of [*]. All data and information must be retained in such a manner as to allow for the recreation of any output interface, or the re-execution of any processing run within two working days of request.

(b)                                 Planet Payment is responsible for retention of all output interface files sent, or transmitted, to Acquirer for a period of [*], which shall be provided through the web-interface and accessible to Acquirer in accordance with Planet Payment’s standard P-Web documentation.

(c)                                  Planet Payment is responsible for retention of all month-end merchant and account master files for a period of [*].

(d)                                 Planet Payment shall provide Acquirer with all data files requiring long-term [*] retention for legal and regulatory compliance. Acquirer is responsible for storage and maintenance/backup of these files to ensure the ongoing readability of data. The specific details of which files need to be sent to Acquirer for long-term retention will be defined in a separate document. Planet Payment is responsible for retention of copies of all files provided to Acquirer for long-term storage for a period of [*] after delivery.

11.                                 FILE SECURITY

11.1                           (a)  Planet Payment acknowledges that Acquirer is required to comply with various information security standards and other statutory, legal and regulatory requirements as well as their respective internal information security programs for information protection. If applicable, Planet Payment shall make reasonable efforts to assist Acquirer to so comply. Planet Payment shall at all times comply with the requirements of the applicable Account Security System and Acquirer acknowledges that such compliance by Planet Payment is the sole information security standard required of Planet Payment hereunder.

(b)                                 Planet Payment shall at its sole cost engage a national, independent, certified public accountant, or other mutually agreeable firm, to perform a SAS70 Type 2 Review (Report on controls placed into operation and tests of operating effectiveness) and issue a Service Auditors Report (SAR).  This review will focus on Planet Payment’s general operating and security controls and major commercial application systems used for the purposes of providing services under this Agreement. A copy of the SAR will be provided to Acquirer following its completion.

11.2                           Prevention of Loss.  Planet Payment will take all precautions reasonably required in accordance with prevailing industry standards, to prevent the loss, destruction or alteration of Acquirers’ files, data, programs and other information received and held by Planet Payment. Planet Payment shall maintain back-up files (including off-site back-up copies) of those files,

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21

data, programs and other information and resultant output to facilitate their reconstruction in the case of such loss, destruction or alteration, in order to minimize interruption of Services. Planet Payment has provided and will maintain contingency plans, recovery plans and proper risk controls to ensure Planet Payment’s continued performance under this Agreement.

11.3                           Access. Planet Payment shall use a commercially reasonable change control process and an information security plan that complies with the Account Security System to ensure that access to Acquirers’ data is controlled and recorded. The program shall be designed to:

(a)                                  Ensure the security, integrity and availability of Confidential Information;

(b)                                 Protect against any anticipated threats or hazards to the security or integrity of such information; and

(c)                                  Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person that is the subject of such information.

12.                                 Notice

(a)                                  Planet Payment shall notify the Acquirer within twenty-four (24) hours after it knows, or reasonably should have known, that the integrity of Acquirer’s data within Planet Payment’s systems may have been, or in the future may be, compromised. Planet Payment shall be responsible for any unauthorized access to or use of any Acquirer’s data resulting from the fraud or intentional misconduct of any employee, agent, or independent contractor of Planet Payment. For the avoidance of doubt, Planet Payment’s indemnification under Section 9(f) of Schedule 2 shall apply to any such unauthorized access to Acquirer’s data.

(b)                                 Each party shall give the other written notice as soon as reasonably practicable after it knows of the occurrence of any material default on its part, with respect to any duty under this Agreement, specifying such default and the nature thereof. Such notice shall be on a “without prejudice” basis and shall not constitute an admission of liability or any facts in connection therewith for any purposes whatsoever and shall be given solely for the purposes of enabling the parties to take any remedial measures required as a result of such material default.

13.                                 GENERAL

13.1                           Assignment and Sub-Contracting.  This Agreement shall not be assignable in whole or in part by Planet Payment or Acquirer without the other party’s prior written consent, except that such consent shall not be required for the assignment of this Agreement to any entity that is controlled by the assigning party, its parent, affiliate or a subsidiary thereof, capable of fulfilling the assignor’s obligations hereunder.  Acquirer acknowledges that parts of the Planet Payment Processing Services are provided by its subsidiaries or affiliates, or independent sub contractors. Acquirer hereby consents to the delegation or sub-contracting of any part of its obligations hereunder by Planet Payment to any of its subsidiaries, or subject to Acquirer’s prior approval, to any other entity fully capable of performing such obligations provided that Planet

22

Payment shall remain fully and unconditionally responsible for the activities of such subsidiary, affiliate or sub-contractor.

13.2                           Dispute Resolution.

(a)                                  Unless otherwise specifically stated herein, the following procedure shall be adhered to in all disputes arising under this Agreement that the parties cannot resolve informally (including, without limitation, all disputes as to whether (i) a party has “Cause” for the termination of this Agreement, (ii) Planet Payment has met the Service Level Standards, and (iii) any party has an indemnification obligation. The aggrieved party shall notify the other party in writing of the nature of the dispute with as much detail as is practicable and within thirty (30) days of the date of the completion of the aggrieved party’s investigation of the act, obligation, event in dispute (“Written Notification”). The parties shall meet (in person or by telephone) within seven (7) calendar days of the date of the Written Notification to discuss an agreement to resolve the dispute (“Initial Meeting”). Both parties shall prepare and exchange a written position statement with relevant documentation within seven (7) calendar days after the date of the Initial Meeting. Management from both parties shall meet (in person or by telephone) or otherwise act to facilitate resolutions within fourteen (14) calendar days of the date of the Initial Meeting (“Management Meeting”).

(b)                                 If management cannot resolve the dispute or agree upon a written plan of corrective action to do so within seven (7) days after their Management Meeting, or if the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may proceed to seek any legal remedies available to it. Except as otherwise specifically provided, neither party shall terminate this Agreement for breach or initiate any proceedings or other dispute resolution procedure unless and until this dispute resolution procedure has been exhausted or waived.

(c)                                  If either party commences legal proceedings to enforce the provisions of this Agreement, the prevailing party, as determined by the court, shall be entitled to recover, from the other party, reasonable costs incurred in connection with such enforcement, including but not limited to, attorneys’ fees, expenses and costs of investigation and litigation.

13.3                           Notices.

(a)                                  Address. Any written notice required or permitted to be given by Planet Payment to Acquirer hereunder shall be addressed to:

Network International, LLC
Burjuman Business Tower
Level 12
P O Box 4487, Dubai
United Arab Emirates
Attention: Chief Executive Officer
+9714 3495377 (fax)

23

and any written notice required, or permitted to be given by Acquirer to Planet Payment under this Agreement shall be addressed to:

Planet Payment, Inc.

Attention: General Counsel
670 Long Beach Boulevard
Long Beach, NY 11561, U.S.A.
(516) 670-3520 (fax)

(b)                                 Form of Notice.  All written notices provided for hereunder shall be delivered in person, by facsimile or shall be sent by courier or by certified mail with a return receipt requested and shall be effective when delivered or delivery is refused or, in the case of certified mail, when deposited in the mail, postage prepaid and addressed as provided above. The parties to this Agreement, by notice in writing, may designate another address or office to which notices shall be given pursuant to this Agreement.

13.4                           Public Relations.  Each party agrees that it shall make no reference to any contractual arrangements with the other party or to the other party in any advertising, promotional literature or other public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent such statement is required pursuant to any law or the requirements of any securities market or exchange. The parties shall issue a press release announcing the signing of this Agreement in a form mutually agreed between the parties.

13.5                           Binding Nature.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their representatives and their respective successors and assigns.

13.6                           Section Headings.  Section headings are included for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement and should not be used to construe or interpret this Agreement.

13.7                           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and all prior negotiations, agreements and understandings, whether oral or written, are superseded hereby. No modification or amendment to this Agreement shall be effective unless and until set forth in writing and signed by both parties hereto.

13.8                           Responsibility of PPI.  PPI acknowledges that Acquirer is entering into this Agreement with Planet Payment in reliance on PPI’s support of Planet Payment, which is PPI’s wholly owned subsidiary.  PPI agrees that throughout the Term of this Agreement and any extensions thereof, it shall support Planet Payment in the provision of the Planet Payment Processing Services, in the maintenance of the Planet Payment Platform and in the performance of the obligations on the part of Planet Payment hereunder. PPI is entering into this Agreement for the purpose of giving effect to this Section 13.8.

24

SIGNATURE PAGE

AS WITNESS the signatures of the duly authorized representatives of each party.

DATED AND EFFECTIVE as of the date first above written.

PLANET PAYMENT HONG KONG LTD

By:	/s/ Philip Beck
Name: Philip Beck
Title: Director

PLANET PAYMENT, INC.

By:	/s/ Philip Beck
Name: Philip Beck
Title: Chairman and CEO

NETWORK INTERNATIONAL, LLC

By:	/s/ Abdullah Qassem
Name: Abduallah Qassem
Title: Chairman

25

SCHEDULE 1

Approved Currencies

	Alpha Code	Description
1	AZM	Aruban Guilder
2	AUD	Australian Dollar
3	BHD	Bahraini Dinar
4	BDT	Bangladesh Taka
5	BWP	Botswana Pula
6	BRL	Brazilian Real
7	CAD	Canadian Dollar
8	CNY	Chinese Yuan
9	CZK	Czech Koruna
10	DKK	Danish Krone
11	EGP	Egyptian Pound
12	EUR	Euro
13	HKD	Hong Kong Dollar
14	ISK	Iceland Krona
15	INR	Indian Rupee
16	IDR	Indonesian Rupiah
17	JPY	Japanese Yen
18	JOD	Jordanian Dinar
19	KZT	Kazakhstan Tenge
20	KRW	Korean Won
21	KWD	Kuwaiti Dinar
22	LVL	Latvian Lats
23	LBP	Lebanese Pound
24	MYR	Malaysian Ringgit
25	MUR	Mauritius Rupee
26	NAD	Namibia Dollar
27	NZD	New Zealand Dollar
28	NOK	Norwegian Krone
29	OMR	Omani Rial
30	PKR	Pakistan Rupee
31	PHP	Philippine Peso
32	GBP	Pound Sterling
33	QAR	Qatari Rial
34	RUR	Russian Ruble
35	SAR	Saudi Riyal
36	SGD	Singapore Dollar
37	ZAR	South African Rand
38	LKR	Sri Lanka Rupee

26

39	SEK	Swedish Krona
40	CHF	Swiss Franc
41	SYP	Syrian Pound
42	TZS	Tanzanian Shilling
43	THB	Thai Baht
44	UAH	Ukraine Hryvnia
45	USD	US Dollar

27

SCHEDULE 2

Terms & Conditions for Processing

1.                                       TERMS AND CONDITIONS OF PROCESSING

These Terms and Conditions shall form the basis under which Planet Payment shall provide processing and related services to Acquirer under its Programs. These Terms and Conditions are a part of the Processing Services Agreement (the “Agreement”) executed between the parties, into which these Terms and Conditions are incorporated by reference. Unless otherwise specified herein, any defined terms herein shall have the same meaning as ascribed to them in the Agreement.

2.                                       REGULATORY, GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS

(a)                                  The obligations of the parties in relation to the provision of the Acquirer Program shall be subject to and conditional upon satisfaction of the following conditions (the “Conditions”). Such Conditions relate, inter alia, to the obtaining from governmental, other regulatory authorities and other third parties certain consents, rulings, confirmations and/or waivers to the extent required (“Third Party Consents”), as follows:

(i)                                     approval of the relevant monetary or banking authority, which supervises the operations of Acquirer to the entering into of the Agreement and the performance by Acquirer of its obligations hereunder, (including e.g. any exchange control clearances for currency conversions or payments to Planet Payment);

(ii)                                  any regulatory or governmental consents or approvals required in order to offer the Acquirer Program;

(iii)                               the issuance by Visa and/or MasterCard of any new BIN or ICA to the extent necessary for the Acquirer to participate in the Acquirer Program as contemplated by the Agreement. The Acquirer will be responsible for the fees payable to Visa and/or MasterCard in connection with the procurement and maintenance of the BIN and/or ICA; If approval and BIN/ICA issuance is received from only one Card Association then the parties may proceed to Implementation on the basis of initially working with one Card Association.

(iv)                              all consents and approvals required by Planet Payment to enable it and its sub-contractors to provide the Program to the Acquirer, subject to the Acquirer completing and filing the relevant forms required under the Rules.

(b)                                 The parties acknowledge that Acquirer is responsible for seeking the Third Party Consents set forth in sub-section (a) (i), (ii) and (iii) above and that Planet Payment are responsible for seeking the Third Party Consents set forth in sub-section (a) (iv) above and agree that they shall each use all commercially reasonable efforts to do so, as soon as reasonably practicable after the date hereof. However, neither Planet Payment nor Acquirer make any representation that such Third Party Consents will be obtained. Planet Payment agrees to provide

28

such assistance and information to Acquirer as is reasonably requested by Acquirer in order for Acquirer to obtain its Third Party Consents and vice versa. Each party is responsible for its own costs in seeking its Third Party Consents.

3.                                       MUTUAL REPRESENTATIONS AND COVENANTS

Each party represents, warrants and covenants to and with the other party:

(a)                                  Each party will comply, and will cause its employees and agents to comply with, all the terms of this Agreement, which are applicable to it, including any amendments thereto.

(b)                                 Each party will comply with all applicable laws and regulations applicable to its business operations (subject to Section 9.2 above and will acquire all the rights, licenses and certifications required by applicable Rules (including without limitation the applicable Account Security System) or reasonably deemed necessary by the parties to perform their respective duties, or to exercise their respective rights and privileges under this Agreement.

(c)                                  Each party will comply with all applicable Rules and without limitation shall ensure that their respective systems and processes are maintained and operated in accordance with the applicable Account Security System.

(d)                                 Each party will promptly review all reports prepared by the other party and its agents and submitted to such other party. Except in the case of typographical, arithmetical or similar error, the failure of the party receiving a particular report to notify the party which prepared such report in writing of any error contained in any such report within ninety (90) business days of its receipt shall constitute acceptance of the report and waiver of the rights of the party receiving such report with respect thereto.

(e)                                  Planet Payment shall keep complete and accurate records of all Transactions processed by it, as may be required under applicable Rules or any laws and regulations and shall retain the relevant data in accordance with Section 10 of the Agreement.

4.                                       CONFIDENTIALITY

(a)                                  Confidential Information.  Each Party acknowledges that it has received and may receive information of a confidential nature relating to one or more of the other Party’s assets, liabilities, revenues, customers, trade secrets, technology, know how, other intellectual property, business processes or other business and financial affairs or plans disclosed in any manner or medium in connection with this Agreement or the Program (collectively, “Confidential Information”). The Parties shall use Confidential Information only for the purpose of implementing the Acquirer Program and in accordance with this Agreement. Except as otherwise provided in this Agreement, a Party shall have no authority to use another Party’s Confidential Information for any other purpose or in any other manner.

(b)                                 Duty to Maintain Confidentiality.  The Party disclosing Confidential Information shall at all times retain title to the Confidential Information.  The receiving Parties shall preserve and protect the confidentiality of the disclosing Party’s Confidential Information using

29

precautions at least as restrictive as those it takes to protect their own confidential, proprietary and trade secret information (but in no event less than a reasonable degree of care). Except as expressly authorized by this Agreement, the receiving Parties shall not allow others to use, display, copy, disclose, transmit, reverse engineer, disassemble, decompile, or translate all or any part of such Confidential Information without the disclosing Party’s prior written consent. The receiving Parties shall limit access to the disclosing Party’s Confidential Information to its and its affiliates’ directors, officers, managers, employees and contractors who: (i) have a need to know such Confidential Information to enable that Person to perform its, his or her obligations under this Agreement and (ii) are obligated to protect the confidentiality of such Confidential Information under substantially similar terms as those set forth in this paragraph 4. The receiving Parties shall be fully and directly responsible and liable to the disclosing Party for any breach of this paragraph 4 by any Persons receiving access to the disclosing Party’s Confidential Information through or on behalf of such receiving Party. The disclosing Party shall be entitled to injunctive relief for any breach or threatened breach of this paragraph 4.

(c)                                  Exclusions.  Excluded from the obligations of paragraph 4 is any information that:

(i)                                     is known to the receiving Party prior to disclosure by the disclosing Party as demonstrated by documentary evidence; or

(ii)                                  after disclosure to the receiving Party, is published or otherwise becomes publicly available through no fault of the receiving Party; or

(iii)                               is developed by the receiving Party independently of knowledge of Confidential Information; or

(iv)                              has been rightfully acquired by the receiving Party from a third Person without restriction and provided that the third Person had the right to disclose the information without restriction; or

(v)                                 consists of general know-how, processes and techniques, which, although similar in purpose and effect to protected Confidential Information, were not developed using and were not derived from Confidential Information.

(d)                                 Exceptions for Legal Process.  Further, the receiving Party may disclose Confidential Information to the extent required by law or the Rules, including applicable securities laws and the requirements or rules of any securities market or exchange, or pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator, tribunal or Card Association.  However, in that case the receiving Party shall first give the disclosing Party prompt notice of any order or demand requiring such disclosure (unless prevented from doing such by its terms) and if required by the disclosing Party shall, at the disclosing Party’s cost, make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information.

(e)                                  Personal Information Security.  Acquirer may transfer personal information to Planet Payment for processing under this Agreement.  Acquirer acknowledges and consents to

30

the transfer of such information outside of the Designated Territory.  Planet Payment shall ensure that it, its employees agents, and its sub-contractors shall comply with any reasonable request made by Acquirer in connection with the requirements of any applicable statute, law or regulation relating to protection of personal information, in any Designated Territory or elsewhere and shall not do or permit anything to be done, with respect to personal information while such information is under Planet Payment’s control, which might contravene the Acquirer’s obligations under applicable privacy, data and/or information protection laws in any Designated Territory or elsewhere except to the extent that this is outside Planet Payment’s reasonable control. Planet Payment shall process, store and transmit personal information, which is transferred to it by the Acquirer and/or the Acquirer Merchants only pursuant to this Agreement or at the Acquirer’s written request.

(f)                                    Each of Acquirer and Planet Payment shall independently ensure that it and its employees, agents and sub-contractors shall observe the provisions of applicable privacy laws and comply with any reasonable request made by the other arising from the requirements of such laws or any applicable statute, law or regulation relating to protection of personal data in any jurisdiction.

(g)                                 Each of Acquirer and Planet Payment shall independently take appropriate technical and organizational security measures against unauthorized or unlawful processing of cardholder information and against accidental loss or destruction of, or damage to, cardholder information while it is in the possession or under the control of such party, in accordance with reasonable industry standards.

(h)                                 Each of Acquirer and Planet Payment shall independently ensure that its employees, agents and sub-contractors are aware of and comply with the provisions of this paragraph 4.

(i)                                     Notwithstanding any provision contained in this Agreement to the contrary, each receiving party shall indemnify and keep fully indemnified the disclosing party in respect of any type of liability, losses, damages, claims, costs and expenses arising out of or in connection with any unlawful disclosure or misuse of Confidential Information or personal information to the extent such liability, losses, damages, claims, costs and expenses are attributable solely to a breach by the receiving party of its obligations under this Agreement, subject to the provisions of Paragraph 9 of this Schedule.

5.                                       INTELLECTUAL PROPERTY

(a)                                  Ownership and License.  Each party acknowledges that all trademarks, patents, copyrights, designs, licenses, know how, proprietary information and other intellectual property, including all documentation relating thereto, in any format or medium (“Intellectual Property”) belonging to the other (“Owner”), which may be disclosed or used for the purposes of this Agreement at all times belongs to the Owner. To the extent that one party is required to use the Intellectual Property of the Owner for the purposes of this Agreement, the Owner hereby grants a nonexclusive, non-transferable license to the other party to use the same, for the purposes of this Agreement, for so long as this Agreement remains in force and the user thereof shall not acquire

31

any other rights whatsoever to the Owner’s Intellectual Property. No party shall use any other’s trademarks or logo’s without their prior consent, except as provided herein.

(b)                                 Improvements Concepts, ideas, know-how, techniques, software (including, without limitation, programs), program listings and programming tools and documentation (including, without limitation, manuals), techniques, reports and drawings developed or owned by the Owner to fulfill its obligations under this Agreement shall be the sole and exclusive property of the Owner even if the other party assists the Owner in modifying that property or any Intellectual property and the other party shall have no interest in or to that property.

6.                                       FORCE MAJEURE

No party will be responsible for delays in processing or other nonperformance caused by such events as fires, telecommunications failures, equipment failures, strikes, riots, terrorism, war, acts of God or other similar causes or events over which Planet Payment or Acquirer, as the case may be, have no control.

7.                                       DUE CARE & SERVICE LEVEL AGREEMENT

(a)                                  Standard of Services.  Each party shall use commercially reasonable efforts to provide services required to be provided on its part hereunder in accordance with prevailing industry standards, the Rules, and in accordance with their respective system specifications and documentation from time to time, as well as the Service Level Standards between the parties, set forth in Appendix II of the Agreement. The Parties acknowledge and agree that the remedies set forth in Appendix II of the Agreement for any breaches thereof, shall be their exclusive remedies for such breaches.

(b)                                 The parties acknowledge that their respective systems and those of third parties used for the purposes of or in connection with the performance of each party’s obligations under this Agreement operate in a computer-based network environment that may be subject to outages and/or delay occurrences. No party shall be responsible for the support of any third party systems or components that may be connected to their respective systems, nor for any related communications lines. Except as expressly provided herein, no party makes any warranty or representation that their respective systems shall at all times operate uninterrupted or be error free. In such instances, each party shall use commercially reasonable efforts to repair and/or remedy the problem, as soon as is reasonably practicable, having regard to the severity of the impact of the interruption or error, on the operation of the relevant system. Nothing herein shall imply that any party will be liable to the others or any third party as a result of any outage or delay occurrence relating to or in connection with their respective platforms or systems, except as expressly set forth in Schedule 5.

8.                                       GENERAL

(a)                                  Governing Law.  This Agreement shall be construed in accordance with the laws of England & Wales, without regards to the conflict of laws provisions thereof. Each party

32

hereby submits to the exclusive jurisdiction of and consents to suit in the High Courts in London England with respect to any matter arising out of or relating to this Agreement.

(b)                                 No Partnership or Agency.  Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties hereto or be deemed to constitute Planet Payment as agent for the Acquirer, nor to constitute the Acquirer as agent for Planet Payment, for any purpose whatsoever.

(c)                                  Notices.  Any notice required or permitted under this Agreement shall be in writing and may be given by personal delivery, facsimile, email, email attachment or by an overnight courier service (shipping charges prepaid) marked for next day delivery, to the addresses of the parties as appear in the first paragraph of this Agreement, or as changed through written notice to the other parties. Any such notices shall be addressed as set forth in the first paragraph of this Agreement and directed to the attention of the President. Any notice so given shall be deemed served upon receipt or refusal of receipt by the addressee.

(d)                                 Legal Fees.  In the event any party is determined to have breached this Agreement, then the prevailing party shall be entitled to recover expenses incurred in enforcing the provisions of this Agreement, including reasonable legal fees and costs.

(e)                                  Severability.  If any provision of the Agreement is found illegal, invalid or unenforceable, such finding will not affect any other provision hereunder. This Agreement shall be deemed modified to the extent necessary to render enforceable the provisions hereunder.

(f)                                    Audit and Examination. Each party shall permit the other (or a designee thereof) at any reasonable time, with prior written notice, to conduct an inspection or audit of such other party’s records relative to the Agreement, at the expense of the auditing party and at all times subject to the confidentiality obligations set forth herein. Such audit and inspection shall not be undertaken more frequently than once in any calendar year, unless and to the extent that there is reasonable cause to believe a material breach of this Agreement has occurred.

(g)                                 Rules.  This Agreement is subject to the Rules, and in the event of a conflict between the provisions of this Agreement and of the Rules, the Rules shall govern and control.

(h)                                 No Third Party Beneficiary.  No third person, including but not limited to any Acquirer Merchant, is intended to be a beneficiary of any term or provision of this Agreement, nor shall they have the right to enforce any obligation of the parties hereunder.  The paragraph is intended to exclude any right of any third person and to displace any presumption of law, which might otherwise arise, whether pursuant to any statute, regulation, common law or equity, or otherwise.

(i)                                     Waiver.  Any delay, waiver or omission by Planet Payment or Acquirer to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by Acquirer or Planet Payment of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

33

9.                                       INDEMNIFICATION; LIMITATIONS OF LIABILITY; OTHER REMEDIES.

(a)                                  Infringement Indemnity.  Planet Payment shall defend or settle at its expense any claim, suit or proceeding arising from or alleging that any aspect of the operation of Planet’s Programs or Acquirer’s exercise of any rights or the performance of any obligations under this Agreement infringes any patent, copyright, or trade secret of any third party (“Infringement Claim”). Planet Payment shall defend, indemnify and hold Acquirer harmless from and pay any and all losses, costs and damages, including royalties and license fees and reasonable counsel fees attributable to such Infringement Claim.

(b)                                 Control of Infringement Claims. (i) Acquirer shall give Planet Payment prompt written notice of any Infringement Claim of which it becomes aware. Planet Payment shall have the sole authority, through counsel of its choosing, to assume the direction and control of the defense of any Infringement Claim, including appeals, negotiations and any settlement or compromise thereof, for so long as Planet Payment defends the claim in good faith. (ii) If Acquirer is named in any proceeding involving an Infringement Claim and Planet Payment is not named in that proceeding, Planet Payment and any of its affiliates may seek leave to intervene in the proceeding, and Acquirer agrees not to oppose that intervention. (iii) Planet Payment shall keep Acquirer informed of the status of any Infringement Claim, including regarding significant developments during its pendency, if that would not jeopardize the privileged or otherwise protected status of that information, and shall consider Acquirer’s views. However, all Planet Payment decisions made and implemented in good faith shall bind Acquirer. (iv) Acquirer shall provide (and shall ensure that their respective affiliates provide) all reasonable assistance and any needed authority to Planet Payment to enable Planet Payment fully to control, defend and settle any Infringement Claim, including, as applicable, to be joined as parties.  PROVIDED THAT Acquirer shall approve the terms of any settlement or compromise, such approval not to be unreasonably withheld or delayed. Such approval shall not be required so long as Acquirer shall be able to continue to use the services to be provided by Planet Payment hereunder, substantially in the manner and for the cost contemplated by this Agreement.

(c)                                  Replacement of Infringing Technology.  If any technology furnished under this Agreement, including, without limitation, software, services, system design, equipment or documentation, becomes, or in Planet Payment’s reasonable opinion is likely to become, the subject of any claim, suit, or proceeding arising from or alleging infringement of, or in the event of any adjudication that such technology infringes on any copyright or trade secret of a third party, Planet Payment, at its own expense may take either of the following actions: (i) use commercially reasonable efforts to secure for Acquirer, the right to continue using the technology; or (ii), replace or modify the technology to make it non-infringing.

(d)                                 Unauthorized Use.  This indemnity shall not extend to any Infringement Claim resulting from Acquirer’s unauthorized modification of technology or from unauthorized use or incorporation of technology in a manner for which the technology is not designed with products or services not provided by Planet Payment or with Planet Payment’s approval.

(e)                                  Acquirer Indemnification.  Acquirer shall be liable to and shall indemnify and hold Planet Payment, and its employees, representatives, successors and permitted assigns

34

harmless from and against any and all claims or demands by a third party, losses, liability, cost, damage and expense (including litigation expenses and reasonable legal fees) to which Planet Payment, and its employees, representatives, successors and permitted assigns may be subjected or which it may incur in connection with any claims which arise from or out of or as a result of (i) Acquirer’s breach of this Agreement, (ii) the performance by Acquirer of its duties and obligations under this Agreement or (iii) the gross negligence or willful misconduct of Acquirer, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement (iv) all liabilities that Acquirer may suffer or incur, whether or not recoverable from any Merchant or any third person, arising out of any Chargebacks, Credits or other Transaction adjustments, Merchant or Cardholder fraud or other losses arising out of Transaction processing in the ordinary course, irrespective of the Program, including any fines or penalties relating thereto (v) the gross negligence or willful misconduct of any Merchant or its officers, employees, agents and affiliates in connection with, or relating to the Program. Acquirer shall be released from its obligations under this subparagraph (e) to the extent such third party claims, demands, damages, costs, liabilities, losses and expenses result solely from the acts, negligence, gross negligence or intentional misconduct of Planet Payment, or its employees, representatives, successors and permitted assigns, as the case may be.

(f)                                    Planet Payment Indemnification.  Planet Payment shall be liable to and shall indemnify and hold Acquirer, and its employees, representatives, successors and permitted assigns harmless from and against any and all claims, demands by third parties, losses, liability, cost, damage and expense (including litigation expenses and reasonable legal fees) to which Acquirer, and its employees, representatives, successors and permitted assigns may be subjected or which it may incur in connection with any claims which arise from or out of or as the result of (i) Planet Payment’s breach of this Agreement, (ii) the performance by Planet Payment of its duties and obligations under this Agreement or (iii) the gross negligence or willful misconduct of Planet Payment, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement. Planet Payment shall be released from its obligations under this paragraph (f) to the extent such third party claims, demands, damages, costs, liabilities, losses and expenses result solely from the acts, negligence, gross negligence or intentional misconduct of Acquirer or any Acquirer, or their respective employees, representatives, successors and permitted assigns.

(g)                                 Reliance on Information.  In no event shall Planet Payment be liable with respect to any loss, liability, cost, damage or expense arising out of a claim by Acquirer or by third parties in connection with the data, computations and services provided and/or performed by Planet Payment hereunder to the extent that such data, computations and/or services as to which such claim arises were provided and/or performed in accordance with:

(i)                                     Acquirer’s written requirements and/or instructions in such regard, including but not limited to, their memoranda, data entry instructions or computer field instructions; or

(ii)                                  Acquirer’s written concurrence that such data, computations and services provided or performed or to be provided or performed comply with Acquirer’s previously communicated requirements and/or instructions in such regard.

35

(h)                                 Limitation of Liability.  The liability of Planet Payment and Acquirer to each other, pursuant to this Agreement (including any indemnification obligations, except for Acquirers obligations under subparagraph 9(e)(iv) of these Terms and Conditions, which shall be unlimited), with respect to any particular incident for which liability is claimed shall not exceed [*] and the liability for one or more incidents occurring in the same calendar year shall not exceed [*] or if greater an amount equal to the aggregate Planet Payment Revenue paid during the [*] to the date of the relevant incident. For the purposes of this section an “incident” shall mean any act or omission which gives rise to a claim for liability hereunder (including indemnification obligations), PROVIDED THAT where several claims, whether from the same or different parties, arise from the same act or omission, they shall be treated as a single incident for the purposes of this paragraph and with respect to Infringement Claims where several claims, whether from the same or different parties (for example an owner and a licensee) arise from infringement of the intellectual property of the same IP owner, they shall be treated as a single incident for the purposes of this paragraph.

(i)                                     No Consequential Loss; Exclusion of Warranties.  IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY LOSS OF PROFITS OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGE AND FURTHER, INCLUDING INJURY TO PROPERTY, INCURRED AS A RESULT OF THE OTHER PARTY’S PARTICIPATION IN THE PROGRAM. The express warranties and representations set forth in this Agreement are in lieu of, and each party expressly disclaims, any and all other warranties, conditions or representations (express or implied, oral or written), with respect to Planet’s Programs, the Acquirer Program, software or equipment or any part thereof, including any and all implied warranties or conditions of title, noninfringement, merchantability, or fitness or suitability for any purpose (whether or not a party knows, has reason to know, has been advised or is otherwise in fact aware of any such purpose), whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing. In addition, Planet Payment expressly disclaims any warranty or representation to any person other than Acquirer with respect to the Planet Programs, the Planet Payment Platform, software, equipment, or any part thereof except to the extent expressly stated herein or in the Agreement.

(j)                                     No Forecast or Guarantee.  Each party acknowledges that it has formed its own assessment of the economic implications of entering into this Agreement and that it is not relying on any statements, warranties or representations, made by or on behalf of the other party, with respect to the likely or possible amount of business, fees, revenues, expenses or profits, which might arise by reason of its participation in the programs set forth in this Agreement, none of which shall be treated as a forecast or guarantee of any particular result.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

36

APPENDIX I

THE DCC PROGRAM SPECIFICATIONS

Scope and Requirements Document

See attached document:

37

Project Management Office

PMO Scope & Requirements

Project: NI — DCC on POS

Prepared By: Chew Yin Bah / Peter Benford
Date of Publication: 1/21/10

1

Revision History

Revision Date	Version Number	Change Summary
12/19/09	1.0	Original draft
12/21/09	1.1	Includes updates basedon Vish’s discussion with Ifthi and team during week beginning December 13.
28/12/09	1.2	Includes SLA sections and further phasing
07/01/10	1.21	Further updating
13/01/10	1.22	Include changes after internal review
16/01/10	3.0	Responses from NI
16/01/10	3.1	Planet reply
17/01/10	4.0	Final version
21/01/10	4.2	Final Version revised per NI changes 21/01/10

2

Table of Contents

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

Sign Off & Acceptance:

Both parties hereby agree to the tasks and specifications set forth in this document for the purposes of the Multi-Currency Processing Agreement between them

Authorized Signatory	Authorized Signatory

Name:	Name:

Planet Payment (Hong Kong) Ltd	Network International LLC

Date:	Date:

12

APPENDIX II

Service Level Agreement

13

Appendix II

Service Level Agreement (“SLA”) - Acquirer Program (Dynamic Currency Conversion)

This annexure shall constitute an integral part of the Multi-Currency Processing Agreement between Acquirer and Planet Payment dated (                      ) (the “Agreement”) and read in conjunction therewith.

Network International LLC (Acquirer)

And

Planet Payment Hong Kong Ltd (Planet Payment)

List of Services

Acquirer Program (Dynamic Currency Conversion)

1.                                       High Level Summary of Acquirer Program

2.                                       SLA Reporting & Review Process

3.                                       Service Availability and Management

4.                                       Support

5.                                       Performance Management

6.                                       Capacity Management

7.                                       Security Management

8.                                       Change Request Management

9.                                       Incident Management

10.                                 Problem Management

11.                                 Other Acquirer SLA Requirements

12.                                 Contacts

13.                                 General Requirements

14.                                 Service Level Non-Compliance Penalties

1.                                       High Level Summary — Acquirer Program

The Acquirer Program shall be provided by Planet Payment in the manner described in the Agreement including the Program Specifications attached thereto.  This SLA sets forth certain standards that Planet Payment has agreed to comply with in providing the Planet Payment Processing Services under the Agreement.  Words and expressions defined in the Agreement shall bear the same meaning in this SLA unless separately defined in this SLA.

Acquirer acknowledges that the Acquirer Program is being introduced and implemented in phases and that upon initial launch not all card types, not all Card Associations and not all Acquiring environments, technologies and interfaces will be supported.  Acquirer acknowledges that at Acquirer’s request Planet Payment is hastening to get systems and services into production in order to meet Acquirer’s business deadlines and that while every effort will be made to ensure that all systems and services will operate in accordance with their respective Program Specifications, there can be no guarantee that all systems and services will operate error free and without interruption until the expiration of [*] after the completion of implementation of each phase of the Acquirer Program, whether or not caused by Planet Payment.

Accordingly Acquirer agrees that until the expiration of [*] after the completion of Implementation of each phase of the Acquirer Program, this SLA shall be for guidance purposes only and shall not be binding on Planet Payment nor shall any penalties or indemnity obligations under this SLA until the expiration of [*] after such completion of Implementation.  For the avoidance of doubt no SLA requirement shall apply at any particular time, when the relevant service, or part of a service is not implemented or due to be implemented until a later date.

2.                                       SLA Reporting & Review Process

2.1                                 Reporting Process

Planet Payment will prepare and distribute monthly and/or monthly and quarterly reports to Acquirer showing performance against the following performance areas commencing [*] after completion of Implementation as determined under paragraph 1:

•                  Service Availability

•                  Support

•                  Performance

•                  Security

•                  Change Requests

•                  Incident Management (Fault Resolution)

•                  Problem Management (Fault Resolution)

Reports will clearly show the actual achieved service levels compared to the service levels required under this SLA.  Color coding will be used to identify problem areas:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  Green — actual performance is comfortably within the specified service levels.

•                  Red — actual performance is outside the specified service levels.

Authorization Services:

Green	Red
Downtime equal to or less than [*]	Downtime greater than [*]

Transmission Services

Green	Red
Equal to or exceeds [*]	Less than [*]

Monthly Files (PWEB and MWEB)

Green	Red
Equal to or exceeds [*]	Less than [*]

Daily Report and File Delivery (Pre-Settlement Reports)

Green	Red
Equal to or exceeds [*]	Less than [*]

Planet Payment will provide reports for Critical Incidents and unplanned downtime where Acquirer business and service has been adversely affected.

2.2                                 Review Process

Half Yearly Service Review Meetings — Planet Payment will arrange for half yearly Service Review meetings with Acquirer.  If requested by Acquirer, Adhoc service reviews can be conducted if requirements change and/or unacceptable levels of service are being experienced or new services are introduced.  The issues to be covered will include:

•                  performance levels

•                  Support performance levels

•                  System issues

•                  Security issues

•                  Changes proposed

Acquirer Feedback & Complaints — Planet Payment will provide a help desk number for logging of issues and complaints by Acquirer.  Planet Payment will formally register each issue or complaint and will provide a Reference number to Acquirer for reference.  If the issue or complaint is not dealt with to the satisfaction of Acquirer, Acquirer shall escalate to the

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Management of Planet Payment, in accordance with the contact information provided.

3.                                       Service Availability and Management

Service Availability means the number of hours the particular service will be available to Acquirer.  Planet Payment will monitor each service and all scheduled and unscheduled downtime will be logged and reported on a monthly basis.  The Service Availability matrix for reporting purposes is found in Appendix 1.

3.1                                 Service Availability Calculation

Service Availability will be measured and reported in hours and percentages.  Three basic figures will be calculated and reported to ensure transparency:

•                  Maximum Availability (MA) — The maximum number of hours the service could be available for the given period, excluding scheduled downtime.

•                  SLA Target Availability (STA) — MA minus the agreed unscheduled downtime.

•                  Actual Availability (AA) — MA minus any unscheduled downtime

The availability percentage for a particular period is calculated using the following formula:

[*]	[*]	[*]	X	100
[*]

3.2                                 Partial Downtime

Actual downtime will incorporate instances where only part of a service is unavailable if such partial unavailability actually impacts the service.  Downtime table in Appendix 1 explains the calculation methodology for this.

3.3                                 Scheduled Outages and Unscheduled Outages

A “Scheduled Outage” is a system unavailability period for which Acquirer has been given prior notification.  Scheduled Outages, wherever possible, will correspond to off peak periods.  Scheduled Outages will not affect system availability for the purposes of this Schedule.  An “Unscheduled Outage” is a system unavailability period that has not been planned, and for

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

which Acquirer has not been given prior notice.  It is agreed that for all 24 hours 7 days a week (24 x 7) services e.g. Authorization Availability, Scheduled Outages will take place only during non-peak hours of Acquirer and Acquirer Merchants.  The non-peak time can be found in Appendix 1.

Planet Payment will:

•                  Advise Acquirer [*] in advance of any scheduled downtime.

•                  Advise Acquirer on any unscheduled downtime in the authorization system lasting more than [*] of the incident.

•                  Advise on any major communication network outage that is known to Planet Payment as soon as possible.

Acquirer will be responsible for onward communication of scheduled and unscheduled downtimes to Acquirer Merchants.

If a Scheduled Outage goes over the agreed time limits then the excess hours will be classified as Unscheduled.  Planned outages that are outside the agreed Scheduled Outages will also be treated as Unscheduled.  All scheduled outages will be included in the SLA Monthly and quarterly Report.

3.4                                 Disaster and Recovery

Planet Payment maintains Disaster and Recovery (DR) sites for different systems at various locations, including Newcastle, DE, USA.  Planet Payment confirms that the recovery times for each system upon transfer to a DR site can be found in Appendix 2.

Planet Payment will switch each service for Acquirer Program from the Planet Payment Production site to the DR site and back at least once per year.  The time taken for switch over to DR and return to Production site will be counted as a scheduled outage.

3.4.1                        Switchover from Planet Payment production authorization hosts, clearing systems and or other systems (relevant to the Acquirer Program) to DR or back-up sites and switchover from DR or back-up sites to Planet Payment production environments will not result in outages, except as above and will not result in loss of Transactions for Acquirer or Acquirer Merchants, following completion of the switchover.

4.                                       Support

4.1                                 Support Hours

Planet Payment will provide support for Critical Services [*] by way of level two

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

support to Acquirer.  Acquirer is responsible for first level support to its merchants.

4.2                                 Planet Payment Service Desk

The Planet Payment Service Desk will be available for [*].  Prior to Implementation Planet Payment will supply separate support schedule detailing which numbers to call for different types of issues at different times, in order to provide [*] coverage.

On logging a call, Acquirer will receive a Service Desk reference number.  If Acquirer has not been given a reference number, Acquirer will assume that the call has not been logged.  Planet Payment agent will attempt to resolve the issue immediately but if this is not possible it will be routed to the correct support department in Planet Payment.

Planet Payment will exercise all reasonable efforts to achieve or exceed Acquirer service response levels, With the exception of critical and high impacts issues which will be responded and addressed by Planet Payment on an urgent priority basis, Planet Payment will respond to [*] of all other telephonic or written enquiries within [*] Acquirer business days, as measured on a calendar monthly basis.

The response time will be calculated from the time Acquirer logs the request with Planet Payment Acquirer requiring further information about outstanding problems will contact Planet Payment Service Desk and quote the service desk reference number.  If Acquirer is not satisfied with the response from Planet Payment Service Desk the issue will be escalated to either                                                                            or                                                                         .

5.                                       Performance Management

Service performance will be measured by the response times and response time outs of predefined online transactions for each service.  Planet Payment will be responsible for providing performance reports on response times and response time outs/transaction declines on a monthly and monthly and quarterly basis.  Appendix 1 and Appendix 2 specifies a complete list of performance indicators that will be monitored and reported by Planet Payment.

5.1                                 Authorization Services

Acquirer acknowledges that Planet Payment has no control over the response times of any system which is not operated by Planet Payment.  Response timeouts to a POS device cannot be tracked by Planet Payment and while response time outs to the Card Associations and declines by the Card Associations can be reported — they are beyond the control and responsibility of Planet Payment.

Rate look-up request received by Planet Payment host will be responded to within [*] of receiving the rate look up request from Acquirer Merchants, as measured on average over

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the reporting period.

Typically, the authorization request received by Planet Payment authorization switch (“Planet Switch”) will be forwarded to Card Association networks within [*] of receiving the authorization request from Acquirer Merchants, as measured on average over the reporting period.

Typically, the authorization response received by Planet Payment authorization switch (“Planet Switch”) from Card Association networks will be forwarded to Acquirer Merchants within [*] of receiving the authorization response, as measured on average over the reporting period.

Upon receiving an authorization through Card Association networks, Planet Payment Switch will forward the authorization response to Acquirer or Acquirer Merchant POS as may be required.  In the event of transaction time-out between the Planet Payment switch and POS during this period wherein Planet Payment Switch detects this condition using the prescribed methods from the APACS 40 interface, Planet Payment will initiate and forward a ‘Online Transaction Reversal’ to Card Associations for onward routing to issuers.

If Acquirer notifies Planet Payment that authorization response times are repeatedly taking longer than generally accepted as advised above for different Acquirer Merchant Segments or if Acquirer notifies Planet Payment that authorizations responses are getting timed out resulting in transaction declines at Acquirer Merchants, Planet Payment will examine its systems and if the cause is determined to be on the account of Planet Payment then Planet Payment will undertake modification or repair to is internal systems and ensure restoration to generally accepted authorization response times.

5.2                                 Transmission Services

5.2.1                        Planet Payment will transmit Outgoing Files under the proper ICA and/or BIN to the respective Card Associations before the next daily cut off time for each Card Association respectively in accordance with the Timing Chart attached hereto (“Timing Chart”).  The Outgoing Files will include the clearing of all Transactions authorized through Planet Payment host under the proper ICA and/or BIN prior to the agreed daily Transaction cut-off time, as well as manual inputs (manual sales drafts, manual reversals, manual refunds, manual credit/debit adjustments etc), charge back re-presentments etc. received by Planet Payment prior to the agreed daily Transaction cut off time.

5.2.2                        Planet Payment will receive Incoming Files from the respective Cards Associations for the previous days Outgoing File and upload into Planet Payment systems in accordance with the Timing Chart.

5.2.3                        Planet Payment transmission services as set forth in section 5.2 will meet or exceed [*] of the timeline expectations as specified in 5.2.1 and 5.2.2.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2.4                        In the event that the transmission services do not conform with the Timing Chart, Planet Payment will reimburse Acquirer any interchange downgrade incremental cost difference incurred as a result of the late submission of the relevant Foreign Transactions.

5.3                                 Report and File Delivery

5.3.1                        Monthly Files — Planet Payment will transmit and make available for download on PWEB (for Acquirer) and/or MWEB (for Acquirer Merchants) all monthly report files on the [*] Banking Day following the last Banking Day of each month.

5.3.2                        PWEB and MWEB will have availability of at least [*], as measured on a calendar monthly and quarterly basis.

5.3.3                        Planet Payment will ensure availability of at least [*] for all daily Pre-Settlement reports/files and Post-Settlement reports/files within the timeframes as advised in the relevant section measured on a calendar monthly and quarterly basis.

6.                                       Capacity Management

Planet Payment will be responsible for monitoring Planet Payment application and system utilization in order to ensure service is provided in accordance with this Agreement.

7.                                       Security Management

All services provided by Planet Payment to Acquirer are subject to the security requirements stipulated in the main body of the Agreement.  Planet Payment will treat all security incidents as critical incidents and include all security incidents (if any) in the regular reporting with all critical incidents.

8.                                       Change Request Management

A Change Request will be raised based on the need to change a system baseline or the need to cater to a new requirement.  The system baseline is the agreed/delivered functionality of the system as set forth in the Program Specifications.  Planet Payment will advise Acquirer on the Change Management process that is to be followed at the time of requesting change to system baseline or to address a new requirement.  With the exception of new business related change request which will be submitted by Acquirer, Planet Payment will arrange for other change requests.

The following are examples of change requests:

•                  Development of a new Acquirer business or Acquirer operations report from an existing system (Acquirer)

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  Application system or service enhancements to cater to a new requirement from Acquirer (Acquirer)

•                  Proposed changes to the specific implementation of Acquirer Program for Acquirer (Planet Payment) comprising material modifications or deletions to the functionality of the services.

The following shall not require a change request by Planet Payment for the purposes of this Agreement.

Changes by Planet Payment in the following circumstances.

•                  As may be necessary on an emergency basis to maintain the continuity of the services.

•                  If the proposed change is de minimis

•                  Changes necessary to implement the twice yearly Card Association compliance changes and any other changes mandated by the Card Associations.

•                  Routine patches and bug fixes

8.1                                 Business Related Change Requests

Acquirer will document business related Change Requests and submit to Planet Payment through designated Acquirer Project Managers.

8.2                                 Formal Response Times

Formal response is defined as an accurate estimate of effort and schedule.  Planet Payment will provide a formal response for all Change Requests submitted by Acquirer.  The priority will be determined by the Acquirer business units and Acquirer project team.  Appendix Three gives details of formal response times by priority of service and change request.

8.3                                 Priority Setting

Change Requests will be categorised as follows:

•                  Critical — the issue is preventing the continuation of Acquirer business and/or operations; potential for a highly detrimental effect on Acquirer business resulting in [*].

•                  High — the issue is impeding the continuation of Acquirer business process and/or operations; potential for a detrimental effect on Acquirer business

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

resulting in [*].

•                  Medium — the issue is affecting work in Acquirer business and/or operations without major impediment; potential for an effect on Acquirer business and/or operations which may be contained without any financial loss.

•                  Low — the issue may be contained without any financial loss to Acquirer business and/or operations.

8.4                                 Resolution Measurements

Planet Payment will address the following factors prior to implementing a change request:-

•                  Defining and documenting the change

•                  Priority to be assigned to the request

•                  The size and complexity of the request

•                  Financial implications

•                  Gaining approval from Acquirer to action the request

Planet Payment will provide timeline estimates for implementing each change.  Planet Payment will monitor and control changes to baseline functionality using the following metrics:

•                  Actual end date vs Estimated end date

•                  Actual effort vs Estimated effort

Planet Payment will log this data and will provide regular reports to the Acquirer to monitor these.

9.                                       Incident Management

9.1                                 Response Times

Planet Payment response will depend on the priority of system affected and the priority that has been assigned to the Incident.  Appendix 2 specifies a full list of expected response times.  Planet Payment will be report actual response times in the monthly and quarterly SLA Report.

9.2                                 Incident Resolution

Incidents can be closed when the agreed service has been restored.

In some cases, the cause of Incidents may be apparent and that cause can be addressed without the need for further investigation, resulting in a repair or a work-around to remove the error.  In some cases the Incident can be dealt with quickly e.g. by rebooting a system or resetting a communications line, without directly addressing the underlying cause of the Incident.  Response and resolution in this case therefore includes relief from the problem, which includes a work-around in order to enable the particular system to continue to operate.

Where the underlying cause of the Incidents is not identifiable and investigation is warranted, Planet Payment will raise a Problem record.  A Problem is in effect, indicative of an unknown error within Planet Payment infrastructure.

Resolution times will be included in the SLA monthly and quarterly report.  The resolution times set forth in Appendix 2 shall be satisfied by application of appropriate relief which allows the affected system to continue to operate without significant loss of functionality.  The figure reported will be the “Average Elapsed Time” to achieve Incident resolution or circumvention, broken down by priority.

An ageing analysis of all Incidents will also be reported by Priority.

9.3                                 Priority Setting

Planet Payment will assign a priority to each incident as per the priority setting described in Appendix 2.  Planet Payment response time to an incident will be as specified in Appendix 2.

Incidents will be prioritised as:

•                  Critical (C) — the issue is preventing the continuation of Acquirer business and/or operations; potential for a highly detrimental effect on Acquirer business resulting in [*].

•                  High (H) — the issue is impeding the continuation of Acquirer business process and/or operations; potential for a detrimental effect on Acquirer business resulting in [*].

•                  Medium (M) — the issue is affecting work in Acquirer business and/or operations without major impediment; potential for an effect on Acquirer business and/or operations which may be contained without any financial loss.

•                  Low (L) — the issue may be contained without any financial loss to Acquirer business and/or operations.

9.4                                 Critical Incidents

A Critical Incident Response Process (CIRP) is required in order to bring needed

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

resources together in an organized and orderly manner to deal with system and other technology failure incidents.

Planet Payment will document and forward its CIRP to Acquirer for review.  The CIRP is invoked when the whole of a customer facing service is unavailable, or an incident results in the possibility of major financial loss or a serious risk to the reputation of Acquirer.

Planet Payment will define the invocation, escalation and notification process in the CIRP document.

Planet Payment will report all open and closed (since the previous report) Critical Incidents in the SLA report.  In addition, Planet Payment will submit a detailed Critical Incident Report to Acquirer for all critical incidents.

10.                                 Problem Management

The goal of Problem Management is to minimise the adverse impact of Incidents and Problems on the business that are caused by errors within the IT Infrastructure, and to prevent recurrence of Incidents related to these errors.  In order to achieve this goal, Problem Management seeks to get to the root cause of Incidents and then initiate actions to improve or correct the situation.

Planet Payment will advise resolution times in the SLA report.  The figure reported will be the “Average Elapsed Time” spent on each Problem.  Planet Payment will also provide an ageing analysis report of all Problems reported by Priority.

11.                                 Other Acquirer SLA Requirements

11.1                           Association Interchange Downgrades

11.1.                     (a)                               Network shall provide Planet payment access to VISA On Line (VOL) & MasterCard On line (MOL) in order to receive Card Association bulletins, technical manuals, member letters for the CEMEA Region.  Planet Payment shall not be liable for any noncompliance, assessment and penalty levied by Card Associations nor any financial loss including fees, chargeback losses, or loss of commissions or Acquirer Revenue pursuant to Section 11.2 or otherwise, as a result of non-availability of applicable notification and information through VOL and MOL.

(b)                               With the exception of clause 11.1(a) above, if (a) Foreign Transactions processed by Planet Payment suffer a financial loss as a result of transaction downgrade which means that such Transactions do not qualify for the lowest Interchange rate achieved by Acquirer in the Designated Territory for the applicable type of Transaction, and (b) such Interchange downgrade occurred as a result of the Planet Payment Platform or any other act or omission of Planet Payment and was not as a result of the acts or omissions of any third party, including but not limited to any Acquirer Merchant, Acquirer or any VAR , then Planet Payment shall be responsible to remedy the situation as soon as possible after being notified of such downgrade.  After Acquirer notifies Planet Payment of the occurrence of the Interchange downgrade, Planet

Payment shall be responsible to reimburse Acquirer for the actual financial loss incurred by Acquirer for such downgrades.  If it is proved beyond doubt that Planet Payment or its contractors were not responsible for the transaction downgrade then Planet Payment shall have no responsibility whatsoever under this section, either to remedy the problem causing the downgrades or make any payment to Acquirer.  Once the Acquirer notifies Planet Payment on transaction downgrades and if such downgrades are on account of Planet Payment, then Planet Payment shall make such change as soon as possible and Planet Payment shall be responsible to reimburse Acquirer for the financial loss incurred by Acquirer as a result of such downgrades, which result from the failure to make such change.  For the purposes of this section “notification” and “notify” shall mean that Acquirer has officially informed Planet Payment of the transaction downgrade.  For the avoidance of doubt, financial losses that could be incurred by Acquirer as a result of transaction downgrade will cover the following:

i.                                          Higher Interchange Reimbusement Fees (IRF) paid by Acquirer as a result of downgrading of Foreign Transactions.

ii.                                       Chargeback losses incurred by Acquirer as a result of downgrading of Foreign Transactions.

iii.                                    Loss of Acquirer Merchant Service Fee/Commission in the case of Chargeback losses as a result of transaction downgrading.

iv.                                   Loss of Acquirer FX Revenue Share on Foreign Transactions

Upon receiving an official request from Acquirer, Planet Payment will submit all relevant details inclusive of system records, logs etc. to the Acquirer for the purpose of investigation of downgraded transactions.

(c)                                In the event that Acquirer wishes Planet Payment to support Merchant industries and Card Association Interchange programs that it does not currently support as set forth in Appendix I of the Agreement then Acquirer shall give Planet Payment not less than 60 days advance notice thereof and shall provide Planet Payment with all relevant information, including all regional Card Association information and bulletins to enable it to make required changes to its Platform.

11.2                           Miscellaneous

11.2.1                  Planet Payment’s responsibility for service level standards is limited to those elements over which Planet Payment has direct control.

11.2.2                  Planet Payment will operate its Systems [*].  All system functions, features and services will be available during the hours of operation.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2.3                  Planet Payment will make available a daily ‘Merchant Revenue File’ to Acquirer which will contain Transaction revenue details including the Gross FX Margin, for all Foreign Transactions processed and authorized through Planet Payment system in accordance with the Timing Chart.

11.2.4                  Planet Payment will make available a monthly ‘Merchant Revenue File’ to Acquirer which will contain a detailed break-up of the transactions along-with the mark-up amount, for all Foreign Transactions processed and authorized through Planet Payment system for the previous month.

11.3                           Chargeback Processing

11.3.1                  Planet Payment will make available all retrieval requests and/or chargeback related information to Acquirer in accordance with the Timing Chart and in any event within [*] after Planet Payment receives the relevant files from the Card Associations.  All Card Association Incoming data shall be updated and made available to Acquirer.

11.3.2                  Any chargebacks received for POS Transaction downgrading and/or MiGS e-commerce Foreign Transactions on account of e-commerce transactions being downgraded to non-3DSecure and non-Secure Code status solely as a result of a failure on the Planet Payment Platform and not as a result of the failure of the Acquirer Merchant, or any VAR to provide all of the necessary data elements, will be the liability of Planet Payment and Acquirer will recover the full amount of any chargebacks or any Card Associations penalties/assessments which may arise on such Transactions from Planet Payment.

11.4                           Acquirer Merchant Settlements

11.4.1                  Planet Payment will send a daily ‘Payment Instruction File’ to Acquirer which will contain all Foreign Transactions processed and authorized through Planet Payment system in accordance with the Timing Chart on each calendar day.  The Payment Instruction File will also include:

•                  Chargeback debit adjustments to net-off Acquirer Merchant settlement.

•                  Chargeback re-presentment credit adjustments for corresponding credit entries to relevant Acquirer Chargeback accounts.

11.4.2                  Planet Payment will ensure that all Foreign Transactions in the Payment Instruction File will be processed in accordance with the Timing Chart using the following Transaction cut-off times:

•                  Transaction cut-off timing for all Retail Foreign Transactions will be from [*] of the previous calendar day to [*] of the current calendar day.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                  Transaction cut-off for all Carrefour Integrated EFT-POS Foreign Transactions will be from [*] of the previous calendar day to [*] of the current calendar day.  The cut-off time for Carrefour Integrated EFT-POS Foreign Transaction could be subject to change based on special occasions/events wherein there is a need for the merchant to extend the Transaction cut-off time and the parties will mutually agree such change not less than [*] before it is required as well as the necessary changes to the file delivery timing which result from such change.

•                  Transaction cut-off timing for selected Hotel Foreign Transactions will be from [*] of the previous calendar day till [*] of the current calendar day.

•                  All MiGS e-commerce Foreign Transactions received from MiGS in the Incoming MiGS DCF from MasterCard not less than one hour prior to the agreed cut-off time for MiGS Transactions will be captured and processed prior to the next Card Association daily cut off for clearing Transactions.

11.4.3                  The Payment Instruction File (“PIF”) is a critical requirement and will be used by Acquirer to effect settlements to Acquirer Merchants.  As timely delivery of this file on a [*] basis is an absolute mandate, Planet Payment will ensure that the timelines set forth in the Timing Chart will be strictly adhered to and met on all calendar days.  As delays in receipt of this file will impact Acquirer business and service level agreements which the Acquirer has with its Merchants and other parties.  Planet Payment shall pay to Acquirer, by way of deduction from Planet Payment Revenue for that month, the amount of Planet Payment Revenue that Planet Payment was otherwise entitled to earn with respect to the Foreign Transactions included in such PIF with respect to each PIF, which is delivered to Acquirer more than [*] after the due time for such PIF as set forth in the Timing Chart, as a result of a failure by Planet Payment.

11.5                           Card Association Clearing and Settlements

11.5.1                  Planet Payment will forward all duly authorized Foreign Transactions through Outgoing Clearing Files/Records to respective Card Associations using dedicated Acquirer ICA and BIN in accordance with the Timing Chart.

11.5.2                  Planet Payment will clear all manual inputs, debit and credit adjustments, chargeback representments and other entries processed on Foreign Transactions by Acquirer to respective Cards Associations using dedicated Acquirer ICA and BIN in accordance with the Timing Chart.

11.5.3                  After sending Outgoing Clearing Files/Records to Cards Associations, Planet Payment will send related Pre-Settlement Outgoing Reports/Files to Acquirer in accordance with the Timing Chart in order to enable Acquirer to complete pre-settlement interchange accounting.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.5.4                  Planet Payment will make Post-Settlement Incoming Files/Reports based on reports received from the Card Associations available to Acquirer in accordance with the Timing Chart, in order to enable NI to complete reconciliation of post-settlement interchange accounting.

11.5.5                  Planet Payment will be responsible for processing all rejects of Outgoing Clearing Files/Records caused by a failure or error on the Planet Payment Platform.  Planet Payment will ensure that all rejects caused by a failure or error on the Planet Payment Platform are processed and resubmitted to the relevant Card Association with the next submission of Outgoing Clearing Files in accordance with the Timing Chart.

11.5.6                  Planet Payment will be responsible for staging Card Association Outgoing Clearing Files/Records and Card Association Incoming Settlement Files/Records in accordance with the Timing Chart.  Any financial loss incurred by Acquirer as a result of delays caused by Planet Payment in processing Card Association Outgoing Clearing Files/Records or making available in a PWEB Card Association Incoming Settlement Files/Records will be borne by Plant Payment.

11.5.7                  Where it is evidenced that Card Association penalties are incurred by Acquirer on account of breaches of Card Association Rules by Planet Payment, Acquirer will recover such penalties from Planet Payment on a monthly basis For the avoidance of doubt, this will also cover associated interchange losses and Card Association penalties/assessments incurred by Acquirer as a result of Card Association reclassification/rejections of Foreign Transactions on account of data integrity issues and/or non-compliance of Outgoing Clearing Files/Records from Planet Payment, Acquirer will recover such losses from Planet Payment on a monthly basis.

11.6                           Planet Payment System Access

11.6.1                  Planet Payment System will be available for access by Acquirer [*].  Exceptions will be for System maintenance times and as agreed in advance between Planet Payment and Acquirer.

11.6.2                  One authorized User from Acquirer will have specific administration rights to define access rights for other users.

11.7                           Set up of Acquirer Merchant Profile

Functional and Service Level overview of Acquirer Program set up for Acquirer Merchant set up and maintenance.

11.7.1                  Planet Payment will assist Acquirer in order to enable bulk Merchant set-up and changes of Acquirer Merchant data on the Planet Payment Platform.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.7.2                  Typical time for setting up a new Acquirer Merchant on the Planet Payment Platform shall be [*] in New York from the date that Planet Payment receives the fully completed set up information form from NI.

11.7.3                  Any fraud losses and/or associated penalties suffered by Acquirer arising out of a merchant/terminal not being blocked on Planet Payment Authorization Switch in accordance with the agreed Planet Payment procedure will be borne by Planet Payment.  The agreed Planet Payment procedure is that following receipt of written notice from Acquirer requesting blocking of a merchant on the authorization system which stipulates that it is an emergency situation, then Planet Payment will manually implement the change in the systems within 4 hours after receipt of the request.  Any other blocking request which is not made on an emergency basis, will be handled on a batch update basis, during the ordinary course of business which occurs at [*] on [*] through [*].  Notwithstanding the above Acquirer shall also take such measures as are reasonably within its power to avoid or minimise any such losses, including disabling merchant terminals on its system and withholding funding to merchants.  Planet Payment agrees that, as part of a phase subsequent to Implementation, at its sole cost to use commercially reasonable efforts to implement system updates which will accelerate this authorization blocking process.

11.8                           Foreign Transaction Fraud and Risk Monitoring

Planet Payment will make available in PWEB for Acquirer to download, POS logs and auth logs from its online reporting systems, showing details of Foreign Transactions submitted for authorization to the Planet Payment Platform.  POS logs will be updated within 6 minutes of Confidential— SLA between Network International & Planet Payment (Acquirer Program) processing of the relevant Transaction messages; auth logs shall be updated once per day.  Acquirer may use such logs for fraud and risk monitoring purposes.  In a subsequent phase of implementation a real time data feed will be developed by Planet Payment at its sole cost as per online interface specification provided by Acquirer and provided by Planet Payment to Acquirer for fraud and risk monitoring, to be designed and implemented in such manner as the parties shall agree and this Service Level standard shall also be amended accordingly.

12.                                 Contacts

All notification obligations upon Planet Payment under this Appendix II (SLA) shall be satisfied by contacting the person at the contact details provided by Acquirer as set forth below, for the relevant type of problem, which may arise.  Acquirer may change such contact details by written notification to Planet Payment expressly for such purpose.  Attached hereto are the escalation contact details for the different types of issues that may arise, which Acquirer should use for such purposes, as may be changed from time to time by Planet Payment by written notification to Acquirer expressly for such purpose.

NI (Acquirer)	Name	Contact phone number	Contact fax number	E-Mail Address
Primary Contact
First Emergency
Contact
Second Emergency Contact

Planet Payment	Name	Contact phone number	Contact fax number	E-Mail Address
Primary Contact
First Emergency Contact
Second Emergency Contact

13.                                 General Requirements

13.1                           System Administrative functions will be performed by Planet Payment on a best efforts basis and Acquirer will be notified within specified timelines of their scheduled times.

14.                                 Service Level Non-Compliance Penalties

For the avoidance of doubt Planet Payment has no responsibility for local telephone service or any other telecommunication system between Acquirer’ data centre, Acquirer Merchant POS and the Planet Payment Platform and the above service levels apply only once a authorization request reaches the Planet Payment network interface.

Service level penalties will be measured on monthly performance.  Other penalties will be in accordance with the details advised in relevant sections of this SLA.

The following calculation will be used to assess Authorization service level penalties:

•                  Maximum Availability (MA) = (number of days x 24 hours) minus number of hours of scheduled downtime.

•                  SLA Target Availability (STA) = MA minus number of hours of agreed unscheduled downtime

•                  Actual Availability (AA) = MA minus number of hours of any unscheduled downtime

Example (SLA measurement for a month):

[*]

14.1                           In the event that Planet Payment Switch or Planet Payment authorization network is available less than the agreed STA in breach of this Agreement, Planet Payment will pay to Acquirer an amount representing the loss of Acquirer Revenue incurred as a result of the Service Level downgrade.  The difference between STA and AA will be measured in hours and the STA shall equate to total [*] of the Maximum Availability for the relevant month.  The amount payable hereunder shall be determined as being the average monetary amount of the Acquirer Revenue Share for such outage period calculated as follows.  The total Acquirer Revenue for the month in which the breach of this Service Level standard occurs shall be divided by the number of days in the month and then by 24, to determine an average hourly amount of Acquirer Revenue for that month (“HAR”).  The HAR shall then be multiplied by the difference in hours between the STA and the AA for the relevant month.

14.2                           In addition to Planet Payment reimbursing Acquirer for Acquirer FX Revenue loss as stipulated in clause 14.1, if Planet Payment fails to meet [*] of any of the Service Level Standards set forth in this Schedule during [*], Planet Payment will pay an amount equal to [*] of the Acquirer Revenue for the month with the highest Acquirer Revenue Share during the quarter in which the failure occurred.  If Planet Payment fails to meet [*] of the Service Level Standards set forth herein during [*], Planet Payment will pay an amount equal to [*] of the Acquirer Revenue for the month with the highest Acquirer Revenue Share during the quarter in which the failure occurred.  If Planet Payment fails to meet [*] or more of the Service Level Standards set forth herein, during any [*], Planet Payment will pay an amount equal [*] of the Acquirer Revenue for the [*] with the highest Acquirer Revenue Share during the quarter in which the failure occurred.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

Disaster Recovery

[*]

Incident Priority and Response Times

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 3

Formal Response Times — Change Requests

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This Service level Agreement is signed between Planet Payment Hong Kong Ltd (Planet Payment) and Network International LLC (Acquirer).  This will serve as Appendix II to the Agreement

Agreed and Accepted by both parties hereby in this agreement

/s/ Philip Beck	/s/ Abdulla Qassem

Authorized Signatory	Authorized Signatory

Name: Philip Beck	Name: Abdulla Qassem

Planet Payment (Hong Kong) Ltd	Network International LLC

Date: January 27, 2010	Date: January 27, 2010

APPENDIX III

Draft Project Plan

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX IV

Users Acceptance Test

Acceptance Procedure.  The development and implementation work undertaken by Planet Payment shall be subject to Acceptance by Acquirer in accordance with the following procedures.

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX V

Processing and Other Fees and Revenue Share

REVENUE, FEES AND ALLOCATION OF COSTS RELATED TO THE PROGRAM

1.                                       Target Currency Conversion Margin.  The Target Currency Conversion Margin with respect to the Program will be set by Agreement between Planet Payment and the Acquirer.  Otherwise agreed the Target Currency Conversion Margin at the time of signing this agreement shall [*] of the Purchase Amount for Foreign Transactions which can be amended from time to time on written mutual agreement.

2.                                       Compensation to Acquirer Merchants.  Acquirer shall be solely responsible for negotiating and paying the amount of compensation payable to an Acquirer Merchant, for participating in the Acquirer Program.  Any Merchant Compensation payable directly from Acquirer to an Acquirer Merchant shall be payable out of the Gross FX Margin for a Foreign Transaction.  Acquirer agrees that in setting the Merchant Compensation it will not generally offer Merchant Compensation across its Merchant portfolio in the Designated Territory, which is significantly higher than the prevailing market practice in the Designated Territory and generally Merchant Compensation shall not exceed [*] of the Purchase Amount.  For the avoidance of doubt, if Acquirer wishes to offer Merchant Compensation in excess of that amount in order to secure the business of a Strategic Merchant, such increased payment amount shall not impact Planet Payment’s Revenue Share unless previously agreed to by Planet Payment.

3.                                       Planet Payment Revenue

(a)                                  Share of Gross FX Margin.  For Planet Payment’s provision of the Program in accordance with the terms hereof, Planet Payment will be entitled to receive such portion of the Gross FX Margin, which is earned in respect of a Foreign Transaction processed by a Merchant participating in the Acquirer Program, together with any fees chargeable as is set forth in this Appendix V.  All amounts stated herein shall be paid without any withholding or deduction.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Processing and Reporting Fees.  For Planet Payment’s processing or reporting of certain Transactions hereunder, Acquirer shall in addition pay Planet Payment the Processing Fees as set forth below, if applicable.

4.                                       Acquirer Revenue.  For Acquirer’s participation in the Program in accordance with the terms hereof, Acquirer shall be entitled to receive an amount equal to the Net FX Margin with respect to each Foreign Transaction less the amount of the Planet Payment Revenue chargeable with respect to such Foreign Transaction.

5.                                       Calculation of Revenue and Fees.  On a monthly basis the Gross FX Margin, Merchant Compensation, Net FX Margin, Revenue Shares and Processing Fees (if any) earned in respect of Transactions processed during the previous month shall be calculated by Planet Payment in accordance with the provisions of this Agreement.  Planet Payment shall provide all applicable Merchant activity and Transactions and the calculation of payments with respect thereto to Acquirer via P-WEB, within the timeframes reasonably required by Acquirer to coincide with its month-end billing cycle.

6.                                       Exchange Rate Fluctuation Risk.

Settlement Gains/Losses.  The parties acknowledge that fluctuations may occur between the currency conversion rates used at the time of authorization and those used at the time of settlement of Foreign Transactions by the Card Associations.  Such fluctuations will affect the Acquirer Settlement Amount and therefore the amount of Gross FX Margin that may be earned with respect to particular DCC Transactions, which may be higher or lower than the amount anticipated at the time of the Transaction, thus creating either Settlement Gains or Settlement Losses.  Because such Settlement Gains and Settlement Losses are a component of the Gross FX Margin, such Settlement Gains and Settlement Losses are typically shared in the same proportion that the parties share the Net FX Margin.  However, notwithstanding the previous sentence, for the period of one (1) year after Implementation all Settlement Gains and Losses shall be allocated solely to Planet Payment and the Gross FX Margin shall be adjusted accordingly.  Thereafter the parties shall review the position and agree whether Acquirer will accept a share of Settlement Gains and Losses, or whether the provisions of the previous sentence shall remain in force for a further period.  In the absence of any agreement to the contrary Planet Payment shall continue to be allocated all Settlement Gains and Losses thereafter.

7.                                       Deposit of Proceeds.

(a)                                  Card Association daily deposits to Acquirer will contain the Gross FX Margin for Foreign Transactions successfully processed under the Program.  A detailed reconciliation of the Gross FX Margin received as part of the Card Association deposit will be made available to Acquirer via reporting provided by Planet Payment, as specified in the Program Specifications.

(b)                                 Within five (5) Banking Days after submission of a monthly report, Planet Payment will submit to Acquirer the relevant payment instructions in order for Acquirer to effect payment to the Merchant, Acquirer and Planet Payment of their respective shares of the Gross FX Margin applicable to the Transactions processed for Acquirer merchants through the Program, in accordance with the reporting provided by Planet Payment.  Acquirer shall make payment to Planet Payment of all amounts due within five (5) Banking Days of receipt of the payment instructions.

8.                                       Interchange Differential.  With respect to any Foreign Transaction, it is understood that the increased Interchange cost attributable to the increase in the Purchase Amount by the Target Currency Conversion Margin shall be borne by the Merchant that submitted the particular Foreign Transaction.  In the event that the Acquirer fails to assess such Merchant for such Interchange Differential for whatever reason, then the amount of the Interchange Differential shall be shared by the Acquirer and Planet Payment in the proportions in which they share Net FX Margin.  Planet Payment’s reporting pursuant to Section 3.3 of the Agreement will include reporting and the allocation of Interchange Differential pursuant to this paragraph.

9.                                       Chargebacks.  To the extent that the amount of a Chargeback attributable to a Transaction processed under the Program exceeds or is less than the Merchant Settlement Amount in respect of such Transaction (less interchange, assessments and such other fees as the Acquirer applies) the Merchant will be responsible for such excess amount, unless Planet Payment and the Acquirer agree otherwise.

10.                                 Refunds.  To the extent that the amount of a Refund attributable to a Transaction processed under the Program exceeds or is less than the Merchant Settlement Amount in respect of such Transaction (less interchange, assessments and such other fees as the Acquirer applies)

the Merchant will be responsible for such excess amount, unless Planet Payment and the Acquirer agree otherwise.  In addition, if Acquirer so requires with respect to specific Acquirer Merchants, Planet Payment will refund to Acquirer for such Acquirer Merchant the Planet Payment Revenue previously earned with respect to Transactions which are refunded, provided the Acquirer similarly refunds to the Acquirer Merchant its share of Net FX Margin earned with respect to such Transactions.

11.                                 Continuation of Payments.  Acquirer shall be entitled to receive payment hereunder for any Acquirer Merchant as provided in this Agreement until the occurrence of any of the following events, whichever is earliest: (1) any such Acquirer Merchant voluntarily or involuntarily discontinues its use of the Program; (2) the Acquirer Merchant no longer uses the Acquirer’s services; or (3) the termination or expiration of this Agreement and any extension agreed to by the parties.

12.                                 Planet Payment Revenue and Fees.  Planet Payment shall be entitled to receive the following Planet Payment Revenue and Fees in accordance with the terms and conditions of this Agreement, which shall be in addition to all Card Association costs fees and charges incurred in connection with the processing of Acquirer’s Transactions hereunder, which shall be borne solely by Acquirer.  All amounts set forth in this Appendix are denominated and shall be payable in US Dollars.

(a)                                  Processing Fees: The following fees shall be payable for each Transaction processed under the Domestic Processing Services

(1)                                  for all Opt-Out Transactions and Non-Approved Currency Transactions processed by Planet Payment pursuant to Section 3.5.1.                                                                                                                                        [*]

(2)                                  For all other Transactions processed under Domestic Processing Services, at Acquirer’s request.

Per Authorization message submitted	TBD

Per Settlement record submitted	TBD

(b)                                 DCC Revenue Share

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(1)                                  [*] of the Purchase Amount of each Foreign Transaction processed by Planet Payment, on the basis that the Target Currency Conversion Margin shall be not less .  If the Target Currency Conversion Margin is less , then the Planet Payment Revenue may be changed upon mutual agreement but in the absence of such agreement, shall continue as set forth in this paragraph.

(2)                                  [*] of the additional Gross FX Margin earned on Foreign Transactions of Acquirer’s to the extent that the Target Currency Conversion Margin shall exceed [*].

(3)                                  Planet Payment’s Revenue Share shall be adjusted for all Settlement Gain or Loss during the first year after Implementation and thereafter the parties shall agree how to allocate Settlement Gain and Loss.  If no agreement to the contrary is reached, the same allocation of Settlement Gains and Losses shall continue.

(c)                                  Other Fees

MWEB Client;

Additional fees for including in M-Web for reporting to Acquirer Merchants, data relating to Domestic Transactions not processed by Planet Payment.  (There is no charge for reporting of Transactions, including Opt-out Transactions an Non-Approved Currency Transactions processed by Planet Payment)

Set-Up	[*]

Monthly Fee	[*]

Per record added to the system

(ie each authorization, settlement, chargeback,

adjustment etc)	[*]

13.                                 Cost Allocation.

(a)                                  VAR Costs.  For the purpose of calculating Net FX Margin and Planet Payment Revenue, any charges payable by Planet Payment or Acquirer for processing of Transactions to any VAR whose systems are certified to, or which otherwise submits Transactions to Planet Payment for the purposes of the Acquirer Program shall be borne by the parties in the proportions in which they share Net FX Margin (or such other proportions as maybe agreed), subject to prior agreement of

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

both parties as set forth in an Addendum to this Agreement to be entered into at the time.  The relevant proportion of VAR Transaction based payments so allocated shall be reimbursed to the party, which incurred them at the same time as Revenue Shares are paid hereunder.

(b)                                 Communication Infrastructure.  Planet Payment shall bear the cost of establishing the telecommunications links and network interfaces required to be established as set forth in section 3.6 with respect to Planet Payment.  Each party shall bear the sole cost of maintaining the telecommunications links and network interfaces required to be maintained by each of them respectively as set forth in section 3.6 with respect to Planet Payment and in Section 4.2 with respect to Acquirer.

(c)                                  POS Application and Gateway Interface Modifications.  Planet Payment agrees to be responsible for the reasonable costs charged by POS device application providers, ecommerce and other gateway service providers and other VARs for application, interface and system modifications, which the parties agree are required to be made pursuant to Section 3.4.  Acquirer agrees to assist Planet Payment in its negotiations with such third parties in order to minimize or eliminate such costs.  All such costs shall be determined and approved by Planet Payment, before Planet Payment shall be committed to pay for such modifications.

(d)                                 Marketing Costs.  Acquirer shall bear the costs of printing all marketing collateral required for the purposes of promoting the Program.  Planet Payment shall bear the costs of its drafting and design of such collateral materials.  The parties may from time to time agree on any joint marketing activities to be undertaken by them to promote the Acquire Program and shall agree on the allocation of the costs of such activities prior to entering into any commitment therefor.

APPENDIX VI

SALES AND MARKETING PLAN

•                  This Marketing Plan is intended to set out the marketing strategy to be shared by Network International and Planet Payment to deliver the service to merchants in the UAE but may be extended to other markets from time to time.

•                  The parties have commenced or will commence sales efforts as against the identified list of key merchant accounts (“Key Accounts”) within the Network International portfolio, as set forth below.

•                  The parties have agreed that Network International representatives will personally contact the [*] merchants (by processing volume), with the intention of arranging in-person sales meetings (to be attended, as appropriate, by Planet Payment representatives), within [*] of the date of completion of UAT or earlier if deemed desirable by both parties to this agreement.

•                  It is the parties’ mutual intention to sign and activate as many of the Key Accounts as soon after the commencement of sales activities as is reasonably practicable.

•                  With respect to Network International merchants which are not Network International Key Accounts as of the Effective Date, and whilst it is the parties agreed priority to activate the Key Accounts, the parties will cooperate in targeting and activating those merchants which are substantially engaged in the businesses of hotels, restaurant, tourism, transportation (i.e.: airlines, cruise ships, etc), tourist focused retail, and/or e-commerce and which are likely to have a substantial amount of Foreign Transactions. PP NI Multi-Currency Processing Agreement version 11 Final 01-21-10.doc 53

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sector/ priority	Merchant No	Sales ID	Merchant Name	Potential AED DCC Volume	Foreign Transaction percentage
Hotels
1
2
3
4
5
6
7
8
9
10
11
12

Retail
1
2
3
4
5
6
7
8
9
Restaurants
1
2
3
4
eCommerce
1

2
3
4
5
6
Duty Free
1
2
3
4
Airlines
1
2
3
4

AMENDMENT TO MULTI-CURRENCY PROCESSING AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into this 31st day of May, 2011, pursuant to that certain MULTI-CURRENCY PROCESSING AGREEMENT entered into as of the 21st day of January, 2010 (“Multi-Currency Agreement”) among PLANET PAYMENT (HONG KONG) LTD , a Hong Kong company with its principal place of business at 21/F Asia Orient Tower, Town Place, 33 Lockhart Road, Wan Chai, Hong Kong, SAR (“Planet Payment”); and PLANET PAYMENT, INC, a Delaware corporation, with its principal place of business at 670 Long Beach Boulevard, Long Beach, NY  11561 (“PPI”) and NETWORK INTERNATIONAL, LLC, United Arab Emirates company with its principal place of business at Burjuman Office Tower, P.O. Box 4487, Dubai United Arab Emirates (“Acquirer”) and is subject to the terms and conditions of the Multi-Currency Agreement.

Whereas, Aquirer and Planet Payment have agreed to amend certain provisions of the Multi-Currency Agreement, as described below.  For and in consideration of the terms and provisions specified in this Amendment, the parties hereto agree as follows:

1.                                      DEFINITIONS.

Capitalized terms defined in the Multi-Currency Agreement shall bear the same meaning in this Amendment.

2.                                      SHARING OF REVENUE.

(a)                                  Target Currency Conversion Margin.  As described in Appendix V of the Multi-Currency Agreement, Processing and Other Revenue Fees, the Target Currency Conversion Margin with respect to the Program will be set by agreement between Planet Payment and the Acquirer.  Pursuant to this Amendment, the Target Currency Conversion Margin set in the Multi-

Currency Agreement at [*] of the Purchase Amount of Foreign Transactions shall be increased to [*].  The Target Currency Conversion Margin can be amended from time to time by written mutual agreement.  Such change shall take effect as soon as reasonably practicable after the execution of this Amendment and in any event within ten (10) business days after the date hereof.

(b)                                  [*].  For Acquirer’s participation in the Program in accordance with the terms of the Multi-Currency Agreement and hereof, Acquirer shall be entitled to receive [*] to [*] of the Purchase Amount, [*].  The Acquirer is entitled to receive [*] and the Target Currency Conversion Margin is [*].  Such additional fee shall be calculated after Planet Payment’s basic DCC Revenue Share of [*] (pursuant to Section 12(b)(1) of Appendix V and before allocation of the additional Gross Fx margin pursuant to Section 12(b) of Appendix V).

(c)                                  Visa.  In accordance with the terms of the Multi-Currency Agreement and this Amendment, Acquirer and Planet Payment shall share in equal amounts the additional Gross Fx Margin, earned on Visa Foreign Transactions, to the extent that the Target Currency Conversion Margin  [*].

3.                                      TERM AGREEMENT; TERMINATION.

The Term of the Multi-Currency Agreement shall be extended to five (5) years, effective as of the Effective Date of the Multi-Currency Agreement, expiring January 20, 2015.  Thereafter, the Multi-Currency Agreement will automatically renew for successive two (2) year periods unless terminated by either party by notice to the other party not less than one hundred eighty (180) days prior to the expiration of the term then in effect.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

4.                                      LEGAL EFFECT

Except as expressly amended herein the provisions of the Multi-Currency Agreement shall continue in full force and effect.

3

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized officer as of the day, month and year first written.

NETWORK INTERNATIONAL, LLC

By:	/s/ authorized signatory

Title:

PLANET PAYMENT (HONG KONG) LTD

By:	/s/ Graham Arad

Title:	Director

PLANET PAYMENT, INC.

By:	/s/ Graham Arad

Title:	SVP

4